================================================================================



                              DISCOVERY ZONE, INC.,
                                   as Issuer,


                                       and


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN



                                       and


                         Firstar Bank of Minnesota, N.A.
                                   as Trustee

                  ---------------------------------------------


                                    INDENTURE


                            Dated as of July 17, 1998


                  ---------------------------------------------


                                   $20,000,000

                  13 1/2% Senior Collateralized Notes due 2002

                                       and

             13 1/2% Senior Collateralized Notes due 2002, Series B



================================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1).................................................................  7.10
     (a)(2)...............................................................  7.10
     (a)(3)...............................................................  N.A.
     (a)(4)...............................................................  N.A.
     (a)(5).........................................................  7.08; 7.10
     (b).....................................................  7.08; 7.10; 13.02
     (c)..................................................................  N.A.
311(a)....................................................................  7.11
     (b)..................................................................  7.11
     (c)..................................................................  N.A.
312(a)....................................................................  2.05
     (b).................................................................  13.03
     (c).................................................................  13.03
313(a)....................................................................  7.06
     (b)(1)..............................................................  10.05
     (b)(2)...............................................................  7.07
     (c)...........................................................  7.06; 13.02
     (d)..................................................................  7.06
314(a).......................................................  4.07; 4.08; 13.02
     (b).................................................................  10.03
     (c)(1)..............................................................  13.04
     (c)(2)..............................................................  13.04
     (c)(3)...............................................................  N.A.
     (d).................................................................  10.04
     (e).................................................................  13.05
     (f)..................................................................  N.A.
315(a).................................................................  7.01(b)
     (b)...........................................................  7.05; 13.02
     (c)...............................................................  7.01(a)
     (d)...............................................................  7.01(c)
     (e)..................................................................  6.11
316(a) (last sentence)....................................................  2.09
     (a)(1)(A)............................................................  6.05
     (a)(1)(B)............................................................  6.04
     (a)(2)...............................................................  N.A.
     (b)..................................................................  6.07
     (c)..................................................................  9.04
317(a)(1).................................................................  6.08
     (a)(2)...............................................................  6.09
     (b)..................................................................  2.04
318(a)...................................................................  13.01
     (c).................................................................  13.01

--------------
N.A. means not applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE...................................  1

    SECTION 1.01.     Definitions............................................  1
    SECTION 1.02.     Other Definitions...................................... 22
    SECTION 1.03.     Incorporation by Reference of TIA...................... 23
    SECTION 1.04.     Rules of Construction.................................. 23

                                   ARTICLE TWO

THE NOTES.................................................................... 24

    SECTION 2.01.     Form and Dating........................................ 24
    SECTION 2.02.     Execution and Authentication; Aggregate
                      Principal Amount....................................... 25
    SECTION 2.03.     Registrar and Paying Agent............................. 26
    SECTION 2.04.     Paying Agent To Hold Assets in Trust................... 26
    SECTION 2.05.     Holder Lists........................................... 27
    SECTION 2.06.     Transfer and Exchange.................................. 27
    SECTION 2.07.     Replacement Notes...................................... 28
    SECTION 2.08.     Outstanding Notes...................................... 28
    SECTION 2.09.     Treasury Notes......................................... 29
    SECTION 2.10.     Temporary Notes........................................ 29
    SECTION 2.11.     Cancellation........................................... 29
    SECTION 2.12.     CUSIP Number........................................... 30
    SECTION 2.13.     Deposit of Monies...................................... 30
    SECTION 2.14.     Book-Entry Provisions for Global Note.................. 30
    SECTION 2.15.     Special Transfer Provisions............................ 32
    SECTION 2.16.     Defaulted Interest..................................... 34

                                  ARTICLE THREE

REDEMPTION................................................................... 35

    SECTION 3.01.     Notices to Trustee..................................... 35
    SECTION 3.02.     Selection of Notes To Be Redeemed...................... 35
    SECTION 3.03.     Optional Redemption.................................... 36
    SECTION 3.04.     Notice of Redemption................................... 36
    SECTION 3.05.     Effect of Notice of Redemption......................... 37

    SECTION 3.06.     Deposit of Redemption Price............................ 37
    SECTION 3.07.     Notes Redeemed in Part................................. 38

                                  ARTICLE FOUR

COVENANTS.................................................................... 38

    SECTION 4.01.     Payment of Notes....................................... 38
    SECTION 4.02.     Maintenance of Office or Agency........................ 38
    SECTION 4.03.     Corporate Existence.................................... 39
    SECTION 4.04.     Payment of Taxes and other Claims...................... 39
    SECTION 4.05.     Maintenance of Properties and Insurance................ 39
    SECTION 4.06.     Compliance Certificate; Notice of Default.............. 40
    SECTION 4.07.     Compliance with Laws................................... 40
    SECTION 4.08.     Reports................................................ 41
    SECTION 4.09.     Waiver of Stay, Extension or Usury Laws................ 41
    SECTION 4.10.     Limitation on Restricted Payments...................... 42
    SECTION 4.11.     Limitation on Transactions with Affiliates............. 44
    SECTION 4.12.     Limitation on Incurrence of Additional Indebtedness and
                      Issuance of Preferred Stock............................ 45
    SECTION 4.13.     Limitation on Dividends and Other Payment Restrictions
                      Affecting Subsidiaries................................. 45
    SECTION 4.14.     Limitation on Change of Control........................ 46
    SECTION 4.15.     Limitation on Asset Sales.............................. 47
    SECTION 4.16.     Limitation on Issuances and Sales of Capital Stock of
                      Subsidiaries........................................... 50
    SECTION 4.17.     Limitation on Liens.................................... 50
    SECTION 4.18.     Conduct of Business.................................... 51
    SECTION 4.19.     Payments For Consent................................... 51
    SECTION 4.20.     Registration Rights Agreement.......................... 51
    SECTION 4.21.     Warrant Agreement...................................... 51
    SECTION 4.22.     Impairment of Security Interest........................ 51
    SECTION 4.23.     Intercompany Indebtedness.............................. 52
    SECTION 4.24.     Key Man Life Insurance................................. 52
    SECTION 4.25.     Real Estate Mortgages and Filings...................... 52
    SECTION 4.26.     Leasehold Mortgages and Filings........................ 53
    SECTION 4.27.     Rating of Notes........................................ 53
    SECTION 4.28.     Noteholder Designation of Directors.................... 54
    SECTION 4.29.     Appointment of Chief Operating Officer................. 55
    SECTION 4.30.     Approval of Bankruptcy Filings......................... 55

                                  ARTICLE FIVE

SUCCESSOR CORPORATION........................................................ 55

    SECTION 5.01.     Merger, Consolidation and Sale of Assets............... 55
    SECTION 5.02.     Successor Corporation Substituted...................... 57

                                   ARTICLE SIX

DEFAULT AND REMEDIES......................................................... 57

    SECTION 6.01.     Events of Default...................................... 57
    SECTION 6.02.     Acceleration........................................... 59
    SECTION 6.03.     Other Remedies......................................... 59
    SECTION 6.04.     Waiver of Past Defaults................................ 60
    SECTION 6.05.     Control by Majority.................................... 60
    SECTION 6.06.     Limitation on Suits.................................... 60
    SECTION 6.07.     Rights of Holders To Receive Payment................... 61
    SECTION 6.08.     Collection Suit by Trustee............................. 61
    SECTION 6.09.     Trustee May File Proofs of Claim....................... 61
    SECTION 6.10.     Priorities............................................. 62
    SECTION 6.11.     Undertaking for Costs.................................. 62
    SECTION 6.12.     Restoration of Rights and Remedies..................... 63
    SECTION 6.13.     Rights and Remedies Cumulative......................... 63
    SECTION 6.14.     Delay or Omission Not Waiver........................... 63

                                  ARTICLE SEVEN

TRUSTEE...................................................................... 63

    SECTION 7.01.     Duties of Trustee...................................... 63
    SECTION 7.02.     Rights of Trustee...................................... 65
    SECTION 7.03.     Individual Rights of Trustee........................... 66
    SECTION 7.04.     Trustee's Disclaimer................................... 66
    SECTION 7.05.     Notice of Default...................................... 66
    SECTION 7.06.     Reports by Trustee to Holders.......................... 66
    SECTION 7.07.     Compensation and Indemnity............................. 67
    SECTION 7.08.     Replacement of Trustee................................. 68
    SECTION 7.09.     Successor Trustee by Merger, Etc....................... 69
    SECTION 7.10.     Eligibility; Disqualification.......................... 69
    SECTION 7.11.     Preferential Collection of Claims Against Company...... 69

                                  ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE...................................... 70

    SECTION 8.01.     Legal Defeasance and Covenant Defeasance............... 70
    SECTION 8.02.     Satisfaction and Discharge............................. 72
    SECTION 8.03.     Survival of Certain Obligations........................ 73
    SECTION 8.04.     Acknowledgment of Discharge by Trustee................. 73
    SECTION 8.05.     Application of Trust Monies............................ 73
    SECTION 8.06.     Repayment to the Company; Unclaimed Money.............. 74
    SECTION 8.07.     Reinstatement.......................................... 74

                                  ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................... 75

    SECTION 9.01.     Without Consent of Holders............................. 75
    SECTION 9.02.     With Consent of Holders................................ 76
    SECTION 9.03.     Compliance with TIA.................................... 77
    SECTION 9.04.     Revocation and Effect of Consents...................... 77
    SECTION 9.05.     Notation on or Exchange of Notes....................... 78
    SECTION 9.06.     Trustee To Sign Amendments, Etc........................ 78

                                   ARTICLE TEN

SECURITY..................................................................... 78

    SECTION 10.01.    Grant of Security Interest............................. 78
    SECTION 10.02.    Execution of Intercreditor Agreement................... 79
    SECTION 10.03.    Recording and Opinions................................. 80
    SECTION 10.04.    Release of Collateral.................................. 81
    SECTION 10.05.    Specified Releases of Collateral....................... 82
    SECTION 10.06.    Form and Sufficiency of Release........................ 83
    SECTION 10.07.    Purchaser Protected.................................... 84
    SECTION 10.08.    Authorization of Actions To Be Taken by the Trustee
                      Under the Collateral Agreements........................ 84
    SECTION 10.09.    Authorization of Receipt of Funds by the Trustee Under
                      the Collateral Agreements.............................. 84
    SECTION 10.10.    Escrowed Interest Account.............................. 84

                                 ARTICLE ELEVEN

GUARANTEE.................................................................... 87

    SECTION 11.01.    Unconditional Guarantee................................ 87
    SECTION 11.02     Limitations on Subsidiary Guarantees................... 88

    SECTION 11.03.    Evidence of Execution and Delivery of
                      Subsidiary Guarantee................................... 89
    SECTION 11.04.    Release of a Subsidiary Guarantor...................... 89
    SECTION 11.05.    Waiver of Subrogation.................................. 90
    SECTION 11.06.    Immediate Payment...................................... 91
    SECTION 11.07.    No Set-Off............................................. 91
    SECTION 11.08.    Obligations Absolute................................... 91
    SECTION 11.09.    Obligations Continuing................................. 91
    SECTION 11.10.    Obligations Not Reduced................................ 92
    SECTION 11.11.    Obligations Reinstated................................. 92
    SECTION 11.12.    Obligations Not Affected............................... 92
    SECTION 11.13.    Waiver................................................. 93
    SECTION 11.14.    No Obligation To Take Action Against the Company....... 94
    SECTION 11.15.    Dealing with the Company and Others.................... 94
    SECTION 11.16.    Default and Enforcement................................ 94
    SECTION 11.17.    Certain Bankruptcy Events.............................. 95
    SECTION 11.18.    Amendment, Etc......................................... 95
    SECTION 11.19.    Acknowledgment......................................... 95
    SECTION 11.20.    Costs and Expenses..................................... 95
    SECTION 11.21.    No Merger or Waiver; Cumulative Remedies............... 95
    SECTION 11.22.    Survival of Obligations................................ 96
    SECTION 11.23.    Subsidiary Guarantee in Addition to Other Obligations.. 96
    SECTION 11.24.    Severability........................................... 96
    SECTION 11.25.    Successors and Assigns................................. 96

                                 ARTICLE TWELVE

AGREEMENT TO SUBORDINATE SECURITY INTEREST................................... 97

    SECTION 12.01.    Subordination of Security Interest..................... 97
    SECTION 12.02.    Authorization of Trustee and Collateral Agent.......... 97

                                ARTICLE THIRTEEN

MISCELLANEOUS................................................................ 97

    SECTION 13.01.    TIA Controls........................................... 97
    SECTION 13.02.    Notices................................................ 98
    SECTION 13.03.    Communications by Holders with Other Holders........... 99
    SECTION 13.04.    Certificate and Opinion as to Conditions Precedent..... 99
    SECTION 13.05.    Statements Required in Certificate or Opinion.......... 99
    SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar..............100
    SECTION 13.07.    Legal Holidays.........................................100
    SECTION 13.08.    Governing Law; Jurisdiction; Submission to Venue.......100
    SECTION 13.09.    No Adverse Interpretation of other Agreements..........101
    SECTION 13.10.    No Recourse Against Others.............................101

    SECTION 13.11.    Successors.............................................101
    SECTION 13.12.    Duplicate Originals....................................101
    SECTION 13.13.    Severability...........................................102
    SECTION 13.14.    Independence of Covenants..............................102
    SECTION 13.15.    Table of Contents, Headings, Etc.......................102

SIGNATURES...................................................................103

                                    EXHIBITS

EXHIBIT A -        FORM OF INITIAL NOTES.....................................A-1

EXHIBIT B -        FORM OF EXCHANGE NOTES....................................B-1

EXHIBIT C -        FORM OF LEGEND FOR GLOBAL NOTES...........................C-1

EXHIBIT D -        CERTIFICATE IN CONNECTION WITH TRANSFERS TO
                            INSTITUTIONAL ACCREDITED INVESTORS...............D-1

EXHIBIT E -                 CERTIFICATE IN CONNECTION WITH
                            REGULATION S TRANSFERS...........................E-1

EXHIBIT F -        FORM OF ESCROW AND SECURITY AGREEMENT.....................F-1

EXHIBIT G - 1               FORM OF ELIGIBLE CREDIT FACILITY INTERCREDITOR
                            AGREEMENT........................................G-1

EXHIBIT G - 2               FORM OF NOTES INTERCREDITOR AGREEMENT............G-_

EXHIBIT H -        FORM OF PLEDGE AGREEMENT..................................H-1

EXHIBIT I -        FORM OF SECURITY AGREEMENT................................I-1

EXHIBIT J -        FORM OF NOTATION ON NOTE RELATING
                            TO SUBSIDIARY GUARANTEE..........................J-1

EXHIBIT K -        FORM OF TRADEMARK ASSIGNMENT..............................K-1

EXHIBIT L -        FORM OF SUBSIDIARY PLEDGE AGREEMENT ......................L-1

EXHIBIT M -        FORM OF SUBSIDIARY SECURITY AGREEMENT.....................M-1

EXHIBIT N -        FORM OF LEASEHOLD MORTGAGE ...............................N-1

EXHIBIT O -        FORM OF LESSOR'S CONSENT TO LEASEHOLD MORTGAGE............O-1

EXHIBIT P -                 FORM OF SUBORDINATION AGREEMENT..................P-1

EXHIBIT Q -        FORM OF STOCKHOLDERS' AGREEMENT ..........................Q-1

EXHIBIT R -        FORM OF PLEDGE POSSESSION AGREEMENT ......................R-1


                                    SCHEDULE

SCHEDULE 4.25(a) - REAL PROPERTIES OWNED IN FEE BY THE COMPANY

                   INDENTURE, dated as of July 17, 1998, among Discovery Zone, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors referred to below and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee").

                   The Company has duly authorized the creation of an issue of 13 1/2% Senior Collateralized Notes due May 1, 2002 (the "Initial Notes"), and 13 1/2% Senior Collateralized Notes due May 1, 2002, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined) (the "Exchange Notes" and, together with the Private Exchange Notes (as defined) and the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Notes will be secured by a lien and security interest in the Escrowed Interest Account (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Escrow Agreement (as defined). The Notes will also be secured by a lien and security interest in the Collateral (as defined) pursuant to the terms of the Security Agreement (as defined), subject to the subordination of such lien after the date hereof as provided herein, and by a pledge of all of the outstanding capital stock of all Subsidiary Guarantors (as defined), pursuant to the terms of the Pledge Agreement (as defined) and the Subsidiary Pledge Agreements (as defined). The Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

                   Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined), without preference of one series of the Notes over the other.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                   SECTION 1.01. Definitions.

                   "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

                   "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

                   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the aggregate voting power of the voting securities of a Person shall be deemed to be control.

                   "Agent" means any Registrar, Paying Agent, Collateral Agent, Authenticating Agent or co-Registrar.

                   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof.

                   "Bankruptcy Law" or "Bankruptcy Code" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                   "Block Party" means a Subsidiary of the Company in existence prior to the Issue Date that is the owner of certain family entertainment centers.

                   "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                   "Board Resolution" means, with respect to any Person, a copy of a resolution delivered to the Trustee and certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                   "Business Day" means a day that is not a Legal Holiday.

                   "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such Person.

                   "Cash Equivalents" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof; (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause
(i) and are with any bank described in clause (iii); (v) money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million; (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group; and (vii) money market funds investing only in U.S. Government Obligations.

                   "Change of Control" means the occurrence of one or more of the following events:

                   (i) any Person or Group (as defined below) other than the Permitted Holder is or becomes the direct or indirect beneficial owner (as defined below) of more than 50% of the Voting Stock of the Company;

                   (ii) any Person or Group other than the Permitted Holder is or becomes the direct or indirect beneficial owner of more than 50% of the interests or participations in, or measured by the profits of, the Company;

                   (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) that is not beneficially owned or controlled, directly or indirectly, by the Permitted Holder;

                   (iv) the Permitted Holder ceases to have the right or ability, by voting power, control, contract or otherwise, to control a majority of the Board of Directors of the Company other than in the event of the exercise by the New Notes Trustee or at least 25% of the holders of New Notes of their right pursuant to the terms of the New Notes Indenture following the occurrence of an event of default under the New

          Notes Indenture, to designate nominees for election or appointment to the Company's Board of Directors which represent a majority of the Board; or

                   (v) the occurrence of a Change of Control (as defined in the Existing Notes Indenture).

                   The terms "beneficially own", "beneficial owner" and "Group" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, for the purposes of this definition of "Change of Control" only, any Person or Group other than the Permitted Holder shall be deemed to be the current beneficial owner of any shares of Voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant.

                   "Collateral" shall have the meaning assigned to such term in the Security Agreement.

                   "Collateral Agent" shall have the meaning assigned to such term in the Security Agreement.

                   "Collateral Agreements" means, collectively, the Escrow Agreement, the Pledge Agreement, the Subsidiary Pledge Agreements, the Security Agreement, the Subsidiary Security Agreements, the Trademark Assignment, the Pledge Possession Agreement and the Mortgages, in each case, as the same may be in force from time to time.

                   "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                   "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

                   "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication) (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, (c) consolidated interest expense of such Person for such period, whether paid or accrued (including deferred financing costs, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income,
(d) accretion of deferred rent expense under the McDonald's Rent Deferral Secured Notes, to the extent such expense was deducted in computing Consolidated Net Income, and (e) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such deprecation or amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

                   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that: (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof; (iii) for the purpose of determining whether the Company may make a Restricted Payment under clause (c) of Section 4.10 hereof only, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                   "Consolidated Net Worth" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (a) any cash received by such Person upon issuance of such preferred stock and (b) the fair market value of any non-cash consideration received by such Person upon issuance of such preferred stock provided that such value has been determined in good faith by a nationally recognized investment bank, less (x) all write-ups, subsequent to the date of this Indenture, in the book value of assets owned by such Person or a consolidated Subsidiary of such Person, other than (a) write-ups resulting from foreign currency translations and (b) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except such amounts arising from the issuance of the Notes), all of the foregoing determined in accordance with GAAP.

                   "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                   "Default" means any event known to the Company or which should have been known to the Company after due inquiry that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                   "Depository" means The Depository Trust Company, its nominees and successors.

                   "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                   "DTC" means The Depository Trust Company, a New York corporation.

                   "Eligible Credit Facility" means one or more credit facilities (and any permitted refinancing or replacement thereof) between the Company and one or more Lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time as permitted herein, which credit facility or facilities (and any permitted refinancing or replacement thereof) (i) has or have terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, (ii) collectively do not permit the Company to incur Indebtedness thereunder at any time outstanding in excess of $15,000,000 in aggregate principal amount, and (iii) may be secured by certain assets of the Company, subject to the terms and conditions of an Eligible Credit Facility Intercreditor Agreement between the Trustee and the Lender or Lenders providing such Eligible Credit Facility.

                   "Eligible Credit Facility Intercreditor Agreement" means an agreement between the Trustee and one or more Lenders substantially in the form of Exhibit G-1 hereto entered into in connection with the Company and such Lender or Lenders entering into an Eligible Credit Facility.

                   "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                   "Escrow Agreement" means the Escrow and Security Agreement, dated as of even date herewith, between the Company and the Trustee, substantially in the form of Exhibit F attached hereto, as amended and supplemented from time to time in accordance with its terms.

                   "Escrow Funds" means approximately $2.8 million of net proceeds from the sale of Units to be deposited in the Escrowed Interest Account in an aggregate amount specified in the Escrow Agreement to, among other things, pay interest on the Notes that accrues and is unpaid from the Issue Date through and including the Interest Payment Date on August 1, 1999.

                   "Escrowed Interest Account" means one or more accounts established with the Trustee pursuant to the terms of the Escrow Agreement for the deposit of the Escrow Funds and the Pledged Securities.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                   "Exchange Notes" has the meaning provided in the Preamble to this Indenture.

                   "Exchange Offer" means the offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Initial Notes a like aggregate principal amount of Exchange Notes.

                   "Existing Notes" means the $85.0 million aggregate principal amount of 13 1/2 Senior Secured Notes due 2002.

                   "Existing Notes Indenture" means the Indenture, dated as of July 22, 1997, by and among the Company, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, as Trustee.

                   "Existing Notes Intercreditor Agreement" means the intercreditor agreement between the Existing Notes Trustee and Foothill Capital Corporation, dated as of March 31, 1998.

                   "Existing Notes Trustee" means State Street Bank and Trust Company and any permitted successor thereto.

                   "Existing Warrant Agreement" means the Warrant Agreement dated July 22, 1997 between the Company and the Existing Notes Trustee, as Warrant Agent, pursuant to which the Existing Warrants were issued, as amended and supplemented from time to time in accordance with its terms.

                   "Existing Warrants" means the warrants to purchase shares of the Company's common stock, par value $.00017 per share, issued by the Company contemporaneously with the Existing Notes pursuant to the terms of the Existing Warrant Agreement.

                   "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise provided herein, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                   "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio (both the numerator and the denominator therein) shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period; provided that pro forma effect shall be given to repayments, repurchases or redemptions of Indebtedness or Preferred Stock only to the extent such Indebtedness or Preferred Stock is permanently retired (and, in the case of the Notes, surrendered to the Trustee for cancellation). For purposes of making the computation referred to above, in the event that acquisitions, divestitures, mergers or consolidations have been made by the Company or any of its Subsidiaries subsequent to the commencement of the four-quarter period over which the Fixed Charge Coverage Ratio is being calculated, but prior to the event for which the calculation of the Fixed Charge Ratio is being made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions, divestitures, mergers and consolidations as if such transactions had occurred at the beginning of the applicable period.

                   "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all dividend payments, whether paid in cash, assets, securities or otherwise, in the case of a Person that is a Subsidiary of the Company, on any series of preferred stock of such Person, and all dividend payments in respect of any series of preferred stock of the Company, whether paid in cash, assets, securities or otherwise (other than dividends payable in additional shares of the preferred stock on which such dividends are paid), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                   "Holder" or "holder" means the Person in whose name a Note is registered on the Registrar's books.

                   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Swap Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

                   "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                   "Independent Financial Advisor" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                   "Initial Notes" has the meaning provided in the Preamble to this Indenture.

                   "Initial Purchaser" means Jefferies & Company, Inc.

                   "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                   "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                   "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including direct or indirect guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                   "Issue Date" means the date of original issuance of the Initial Notes under this Indenture.

                   "Junior Preferred Stock" means, collectively, the 80,000 shares of the Company's Series A Junior Cumulative Preferred Stock, liquidation preference $25.00 per share, and the 340,000 shares of the Company's Series B Junior Cumulative Preferred Stock, liquidation preference $25.00 per share, issued on the Issue Date.

                   "Lender" means a Person that is not an Affiliate of the Company and is a lender in an Eligible Credit Facility.

                   "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

                   "Limited Investment Subsidiary" means, with respect to the Company or any subsidiary of the Company, any corporation, partnership, joint venture, association or other business entity in which the Company or any Subsidiary of the Company (i) has at any time made an Investment permitted by clause (viii) of the definition of "Permitted Investment" and (ii) has not at any time made any other Investment.

                   "Maturity Date" means May 1, 2002.

                   "McDonald's" means the McDonald's Corporation, a Delaware corporation, and its successors and assigns.

                   "McDonald's Collateral" means those certain fourteen parcels of real property and related fixtures, including, without limitation, any proceeds thereof and subject to McDonald's Senior Liens (as hereinafter defined).

                   "McDonald's Documents" means the agreement to indemnify as set forth in Section 10.3(f) and Section 11.2(a)(iii) of that certain Agreement and Plan of Merger, dated as of August 30, 1994, by and among Discovery Zone, Inc., Discovery Zone International, Inc., Leaps & Bounds, Inc. and McDonald's; the McDonald's Secured Note (as hereinafter defined); and the McDonald's Rent Deferral Secured Notes (as hereinafter defined).

                   "McDonald's Rent Deferral Secured Notes" means secured promissory notes issued on July 22, 1997 by the Company in favor of McDonald's pursuant to the Plan of Reorganization, which notes represent restructuring of rent deferrals which McDonald's granted to the Company during bankruptcy proceedings of the Company in an estimated aggregate principal amount of to $265,000, which rent deferrals will continue to accrue after the Issue Date and increase the principal amount owing under such notes and the interest on which notes will be capitalized and payable on maturity.

                   "McDonald's Secured Note" means the secured promissory note issued on July 22, 1997 by the Company in favor of McDonald's pursuant to the Plan of Reorganization, which note represents restructured secured claims against the Company in an estimated aggregate principal amount of up to $4,600,000.

                   "McDonald's Senior Liens" shall mean the first priority liens of McDonald's on the McDonald's Collateral, as set forth in the first mortgages, deeds of trust and/or deeds to secure debt, which McDonald's Senior Liens secure, among other things, the payment of the McDonald's Secured Note, the McDonald's Rent Deferral Secured Notes and any obligations of the Debtors (as defined in the Plan of Reorganization) or the Company or any of the other Reorganized Debtors (as defined in the Plan of Reorganization) that may arise under (i) the agreement to indemnify as set forth in Section 10.3(f) and Section 11.2(a)(iii) of the Agreement and Plan of Merger, dated as of August 30, 1994, by and among Discovery Zone, Inc., Discovery Zone International, Inc., Leaps & Bounds, Inc. and McDonald's Corporation and (ii) the Stipulation and Order Between Debtors and McDonald's Corporation Providing for the Resolution, Settlement and Compromise of Disputes and for Rent Deferrals and Allowance of Certain Claims, entered by the United States Bankruptcy Court for the District of Delaware on November 18, 1996, which liens are senior to the subordinate liens on the McDonald's Properties granted by the Company to the Collateral Agent as set forth in the Subordination Agreement (as hereinafter defined).

                   "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents securing liens on the Premises and/or the Leased Premises, as well as the other collateral secured by and described in the mortgages, deeds of trust, deeds to secure debt or other similar documents.

                   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provisions for taxes on such extraordinary gain (but not loss).

                   "New Intercreditor Agreements" means, collectively, (i) one or more Eligible Credit Facility Intercreditor Agreements (or, if applicable, an amendment to the Existing Notes Intercreditor Agreement), to be entered into on or after the Issue Date between the Trustee and one or more Lenders (including, without limitation, Foothill Capital Corporation) and (ii) the Notes Intercreditor Agreement.

                   "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

                   "Notes" has the meaning provided in the Preamble to this Indenture and means the Initial Notes, the Exchange Notes, and the Private Exchange Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                   "Notes Intercreditor Agreement" means the intercreditor agreement to be entered into on the Issue Date between the Trustee and the Existing Notes Trustee substantially in the form of Exhibit G-2 hereto.

                   "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                   "Offering Circular" means as of any time referred to in this Indenture, the most recent offering memorandum (whether the preliminary Confidential Offering Circular, dated June 22, 1998, as amended by the final Confidential Offering Circular, dated July 9, 1998, or any amendment or supplement thereto), in each case relating to the offering of the Initial Notes.

                   "Officer" means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the treasurer, the controller, or the secretary or assistant secretary of such Person, or any other officer designated by the Board of Directors to serve in a similar capacity.

                   "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers' Certificate.

                   "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

                   "Permitted Holder" means Birch Acquisition L.L.C. so long as such entity is directly or indirectly controlled by Martin S. Davis or, in the event of his death, by Greg S. Feldman.

                   "Permitted Indebtedness" means each of the following:

                   (a) Indebtedness incurred by the Company or its Subsidiaries in connection with or arising out of Sale and Leaseback Transactions, Capital Lease Obligations or Purchase Money Obligations; provided that the aggregate principal amount at any one time outstanding of all such Sale and Leaseback Transactions, Capital Lease Obligations and Purchase Money Obligations does not exceed $5 million;

                   (b) Indebtedness of the Company represented by the Notes (whether incurred on the Issue Date or in connection with the Exchange Offer);

                   (c) Indebtedness owed by the Company to any of its Wholly-Owned Subsidiaries for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien; provided that (i) any such Indebtedness of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (ii) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any such Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

                   (d) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company and, if such Indebtedness from the Company to any Subsidiary exceeds $500,000 in aggregate principal amount, evidenced by a written promissory note or other instrument in form and substance reasonably satisfactory to the Trustee, in each case subject to no Lien held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company; provided that if, as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                   (e) the incurrence by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Permitted Indebtedness referred to in clauses (a), (b) and (c) above and clause (i) below and outstanding Indebtedness incurred in accordance with Section 4.12 hereof (other than pursuant to this definition of Permitted Indebtedness except to the extent provided in clauses (a), (b) and (c) thereof) (the "Refinancing Indebtedness"); provided, however, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith); (ii) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Notes than did the Indebtedness being refinanced; (iii) if the Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; (iv) such Refinancing Indebtedness shall have a Weighted Average Life longer, and a stated maturity which is later than, that of the Indebtedness being refinanced; and (v) the Indebtedness so refinanced is permanently retired (and, in case of the Notes, surrendered to the Trustee for cancellation);

                   (f) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                   (g) Indebtedness of the Company outstanding on the Issue Date pursuant to the McDonald's Secured Note, the McDonald's Rent Deferral Secured Notes (including Indebtedness resulting from future rent deferrals to the extent and in the manner contemplated by the McDonald's Rent Deferral Secured Notes as in effect on the Issue Date) and the Pre-petition Tax Payables, as reduced by the amount of any prepayments permitted by this Indenture or scheduled amortization payments when actually paid or by any permanent reductions thereof;

                   (h) other Indebtedness of the Company in an aggregate amount not to exceed $15 million at any one time outstanding, which Indebtedness may include Indebtedness evidenced by an Eligible Credit Facility; and

                   (i) Indebtedness of the Company represented by the Existing Notes and in an aggregate principal amount not to exceed $85 million.

                   "Permitted Investments" means: (i) Investments by the Company or any of its Subsidiaries in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company, (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers solely in exchange for a claim against any such trade creditor or customer; (vi) Investments in the Notes; (vii) Investments in the Existing Notes; (viii) Investments made by the Company or its Subsidiaries as a result of an Asset Sale made in compliance with Section 4.15 hereof; and (ix) other Investments in joint ventures, corporations, limited liability companies or partnerships formed by the Company, which joint ventures, corporations, limited liability companies or partnerships engage in businesses which are the same as, or similar or related to, the business of the Company as contemplated by the Offering Circular; provided, however, that the amount which may be invested pursuant to this clause (ix) shall not exceed, in the twelve-month period commencing on the Issue Date, $500,000 and in any successive twelve-month period commencing on the Issue Date thereafter, $500,000 plus any cumulative, unutilized portion of such amounts which could have been invested pursuant to this clause (ix) during any of the prior twelve-month periods.

                   "Permitted Liens" means the following types of Liens:

                   (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                   (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                   (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                   (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                   (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                   (vi) any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

                   (vii) Purchase Money Liens of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related Purchase Money Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                   (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumbered documents and other property relating to such letters of credit and products and proceeds thereof;

                   (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

                   (x) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                   (xi) Liens securing Acquired Debt incurred in accordance with
          Section 4.12 hereof; provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Subsidiary of the Company and
          (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company;

                   (xii) Liens existing on the Issue Date but only to the extent such Liens are in effect on the Issue Date, including, without limitation the McDonald's Senior Liens and Liens securing the Existing Notes;

                   (xiii) Liens securing Indebtedness of the Company under an Eligible Credit Facility;

                   (xiv) Liens in favor of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Subsidiary of the Company; and

                   (xv) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced.

                   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "Plan of Reorganization" means the Third Amended Joint Plan of Reorganization of Discovery Zone, Inc., dated March 11, 1997, as amended.

                   "Pledge Agreement" means the Pledge Agreement, dated as of even date herewith, between the Company and the Trustee, substantially in the form of Exhibit H attached hereto, as amended or supplemented from time to time in accordance with its terms.

                   "Pledge Possession Agreement" means the Pledge Possession Agreement, dated as of even date herewith between the Trustee and the Existing Notes Trustee, substantially in the form of Exhibit R attached hereto, as amended or supplemented from time to time in accordance with its terms.

                   "Pledged Collateral" shall have the meaning assigned to such term in the Pledge Agreement.

                   "Pledged Securities" means the U.S. Government Obligations to be purchased by the Company and held in the Escrowed Interest Account in accordance with the Escrow Agreement.

                   "Pledged Subsidiary Collateral" shall have the meaning ascribed to such term in the Subsidiary Pledge Agreements.

                   "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries in respect of which a holder thereof is entitled to receive payment upon dissolution or otherwise before any payment may be made with respect to any other Capital Stock of such Person or its Subsidiaries.

                   "Pre-petition Tax Payables" means pre-petition tax claims restructured pursuant to the Plan of Reorganization as pre-petition tax payables having an estimated aggregate maximum principal amount of up to $5,000,000, which claims have maturities of up to six years from the original date of assessment, require principal payments in equal installments and accrue simple interest at 10% per annum from the date of issuance of the Existing Notes.

                   "Primary Offering" means an offering of Qualified Capital Stock of the Company.

                   "Private Exchange Notes" shall have the meaning assigned to such term in the Registration Rights Agreement.

                   "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Exhibit A attached hereto.

                   "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article Eleven of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

                   "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) that results in net proceeds to the Company of at least $20 million.

                   "Purchase Agreement" means the Purchase Agreement, dated July 9, 1998, relating to the purchase and sale of the Units, entered into between the Company and the Initial Purchaser.

                   "Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture and
(ii) Liens to secure Refinancing Indebtedness incurred solely to refinance Purchase Money Obligations, provided that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations and such Lien extends to or covers only the asset or property securing the Purchase Money Obligations being refinanced.

                   "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or any of its wholly-owned Subsidiaries); provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition of such property or asset.

                   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                   "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                   "Qualified Offering" means a Primary Offering resulting in net proceeds to the Company of at least $20 million, all or a portion of which are used to redeem 100% of the Notes and such redemption occurs within 30 days of the date of the closing of such offering.

                   "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

                   "Refinancing Indebtedness" has the meaning provided in clause
(e) of the definition of "Permitted Indebtedness" in this Section 1.01.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated as of even date herewith, between the Company and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

                   "Regulation S" means Regulation S under the Securities Act, as such regulation may be amended from time to time.

                   "Restricted Investment" means an Investment other than a Permitted Investment.

                   "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                   "Rule 144A" means Rule 144A under the Securities Act.

                   "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                   "SEC" means the Securities and Exchange Commission.

                   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                   "Security Agreement" means the Security Agreement, dated as of even date herewith, between the Company and the Trustee, as amended or supplemented from time to time in accordance with its terms, substantially in the form of Exhibit I attached hereto.

                   "Security Interests" means the Liens on the Collateral created by this Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders.

                   "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article One, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                   "Subordination Agreement" means that certain Subordination Agreement, dated July 22, 1997, substantially in the form of Exhibit P attached hereto, by and between McDonald's Corporation and the Collateral Agent.

                   "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that with respect to the Company or any of its Subsidiaries, the term Subsidiary shall not include Block Party or any Limited Investment Subsidiary.

                   "Subsidiary Collateral" shall have the meaning assigned to such term in the Subsidiary Security Agreements.

                   "Subsidiary Guarantees" means, individually, the guarantee and, collectively, the guarantees given by the Subsidiary Guarantors pursuant hereto or pursuant to supplemental indentures executed by Subsidiaries formed after the Issue Date pursuant to which such Subsidiaries agree to be bound by the terms of this Indenture.

                   "Subsidiary Guarantor" means each of Discovery Zone (Canada) Limited, Discovery Zone (Puerto Rico), Inc., Discovery Zone Licensing, Inc. and all future Subsidiaries of the Company other than (a) any Limited Investment Subsidiary or (b) Block Party.

                   "Subsidiary Pledge Agreements" means the Subsidiary Pledge Agreements to be entered into between each Subsidiary Guarantor and the Trustee, each substantially in the form of Exhibit L attached hereto, as amended or supplemented from time to time in accordance with its terms.

                   "Subsidiary Security Agreements" means, individually, the subsidiary security agreement and, collectively, the subsidiary security agreements, each substantially in the form of Exhibit M attached hereto, executed by each Subsidiary Guarantor on the Issue Date in favor of the Trustee, pursuant to which such Subsidiary Guarantor grants a security interest in and lien on its properties and assets as collateral security for the debts, liabilities and obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, as the same may be amended or modified from time to time in accordance with its terms.

                   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date of such qualification, except as otherwise provided in
Section 9.03.

                   "Trademark Assignment" means the Collateral Assignment of Patents, Trademarks and Copyrights (Security Agreement), dated as of even date herewith, by the Company in favor of the Trustee, substantially in the form of Exhibit K attached hereto, as amended and supplemented from time to time in accordance with its terms.

                   "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                   "Trustee" means the party named as such in the Preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                   "Units" means units consisting of Initial Notes and Warrants sold to the Initial Purchaser on the Issue Date pursuant to a private offering conducted by the Company and as described in the Offering Circular.

                   "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                   "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                   "Voting Common Stock" shall mean the Company's common stock, par value $.00017 per share other than the Non-Voting Common Stock.

                   "Voting Stock" means, with respect to any Person, one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                   "Warrant Agreement" means the Warrant Agreement, dated as of even date herewith, between the Company and Firstar Bank of Minnesota, N.A., as Warrant Agent (the "Warrant Agent"), pursuant to which the Warrants are issued, as amended and supplemented from time to time in accordance with its terms.

                   "Warrants" means collectively, the Series A Warrants to purchase shares of the Company's common stock, par value $0.00017 per share, or the Company's non-voting common stock, par value $0.00017 per share (the "Non-Voting Common Stock") and the Series B Redeemable Warrants to purchase shares of the Company's common stock, par value $.00017 per share or the Company's Non-Voting Common Stock, comprising the Units and issued by the Company contemporaneously with the Initial Notes pursuant to the terms and conditions of the Warrant Agreement.

                   "Weighted Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                   "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person of which all of the voting Capital Stock (other than directors' qualifying shares, if any) is owned by such Person or any Wholly-Owned Subsidiary of such Person.


                   SECTION 1.02. Other Definitions.

                   Term                                      Defined in Section
                   ----                                      ------------------

                   "Acceleration Notice"................................6.02(a)
                   "Affiliate Transaction"..............................4.11
                   "Agent Members"......................................2.14
                   "Authenticating Agent"...............................2.02
                   "Change of Control Offer"............................4.14
                   "Change of Control Payment"..........................4.14
                   "Change of Control Payment Date".....................4.14
                   "Covenant Defeasance"................................8.01
                   "Default Interest Payment Date"......................2.16
                   "Event of Default"...................................6.01
                   "Global Note"........................................2.01
                   "Lease"..............................................4.26
                   "Leased Premises"....................................4.26
                   "Legal Defeasance"...................................8.01
                   "Legal Holiday".....................................13.07
                   "Net Proceeds Offer".................................4.15
                   "Net Proceeds Offer Amount"..........................4.15
                   "Net Proceeds Offer Payment Date"....................4.15
                   "Net Proceeds Offer Trigger Date"....................4.15
                   "Paying Agent".......................................2.03
                   "Physical Notes".....................................2.01
                   "Premises"...........................................4.25

                   "Proceeds Purchase Date".............................4.15
                   "Registrar"..........................................2.03
                   "Released Interests"       .........................10.05
                   "Replacement Assets".................................4.15
                   "Restricted Payments"................................4.10
                   "Separability Date"..................................2.15(f)
                   "Valuation Date"....................................10.05


                   SECTION 1.03. Incorporation by Reference of TIA.

                   Whenever this Indenture or any Exhibit hereto refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                   "indenture securities" means the Notes.

                   "indenture security holder" means a Holder.

                   "indenture to be qualified" means this Indenture.

                   "indenture trustee" or "institutional trustee" means the Trustee.

                   "obligor" on the indenture securities means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

                   All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.


                   SECTION 1.04. Rules of Construction.

                   Unless the context otherwise requires:

                   (1)      a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (3) words in the singular include the plural, and words in the plural include the singular;

                   (4) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                   (5) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case;

                   (6) provisions apply to successive events and transactions;
and

                   (7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE TWO

                                    THE NOTES


                   SECTION 2.01. Form and Dating.

                   The Initial Notes, the Exchange Notes and the Trustee's respective certificates of authentication relating thereto shall be substantially in the forms of Exhibits A and B attached hereto. The Private Exchange Notes, if required, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B attached hereto, but shall bear the Private Placement Legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                   The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                   Initial Notes offered and sold in reliance on Rule 144A and Notes offered and sold in off-shore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A attached hereto (each such Note, a "Global Note"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit C attached hereto, and be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Exchange Notes shall be issued initially in the form of one or more permanent Global Notes, substantially in the form set forth in Exhibit B attached hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C attached hereto. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                   Notes issued in exchange for an interest in a Global Note pursuant to Section 2.14 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A attached hereto (each such Note, a "Physical Note"). Initial Notes offered and sold to Institutional Accredited Investors and Private Exchange Notes shall be issued in the form of Physical Notes in substantially the form set forth in Exhibits A and B, respectively, attached hereto and shall bear the Private Placement Legend.


                   SECTION 2.02. Execution and Authentication; Aggregate
                                 Principal Amount.

                   Two Officers, or an Officer and an assistant secretary of the Company, shall sign, or one Officer shall sign and one Officer or an assistant secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The corporate seal of the Company shall be affixed to each Note or reproduced thereon.

                   If an Officer or assistant secretary of the Company, whose signature is on a Note was an Officer or assistant secretary of the Company at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                   A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                   The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $20,000,000, (ii) Private Exchange Notes from time to time, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Notes or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $20,000,000, except as provided in Section 2.07. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes or Private Exchange Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company.

                   The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                   The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.


                   SECTION 2.03. Registrar and Paying Agent.

                   The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York), which shall initially be the agent of Firstar Bank of Minnesota, N.A., where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (the "New York Presenting Agent"), in addition to the Corporate Trust Office which is located at Firstar Bank of Minnesota, N.A., Corporate Trust, 101 East 5th Street, St. Paul, Minnesota 55101. In addition, the Company shall maintain an office or agency to maintain the Note register, for purposes of registration of record ownership of the Notes ("Registrar") and one or more paying agents ("Paying Agent") for payment of the Notes. The Company hereby initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such (provided, however, that such requirement shall not be construed to obligate the Trustee to maintain an office in New York).

                   The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.


                   SECTION 2.04. Paying Agent To Hold Assets in Trust.

                   The Company shall require each Paying Agent other than the Trustee to agree in writing to hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes

(whether such assets have been distributed to it by the Company, a Subsidiary Guarantor or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.


                   SECTION 2.05. Holder Lists.

                   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, which list may be conclusively relied upon by the Trustee.


                   SECTION 2.06. Transfer and Exchange.

                   Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including an Opinion of Counsel with respect to whether (i) such Note constitutes a Restricted Security and (ii) the requirements for transfer of such Note have been satisfied, including the requirements provided for in Section 2.15; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.07, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                   The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period commencing at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on such day of selection, and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                   Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.


                   SECTION 2.07. Replacement Notes.

                   If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including any tax or governmental charge that may be imposed in relation thereto and reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                   In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.


                   SECTION 2.08. Outstanding Notes.

                   Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                   If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

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




                   If on a redemption date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.


                   SECTION 2.09. Treasury Notes.

                   In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.


                   SECTION 2.10. Temporary Notes.

                   Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes of authorized denominations and in like principal amount as the temporary Notes for which they are being exchanged in exchange for the temporary Notes, upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.


                   SECTION 2.11. Cancellation.

                   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation, and deliver a certificate of destruction to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.


                   SECTION 2.12. CUSIP Number.

                   The Company in issuing the Notes of each series may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided; however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly, upon its becoming aware of any change in CUSIP numbers, notify the Trustee of any change in the CUSIP number.


                   SECTION 2.13. Deposit of Monies.

                   Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, redemption date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be. At the option and direction of the Company, payment of interest on Physical Notes may be made by the Paying Agent by check mailed to the Holders on or before the relevant Interest Payment Date. Payments to Holders to be made by wire transfer of immediately available funds shall require prior receipt by the Paying Agent of appropriate wire transfer instructions.


                   SECTION 2.14. Book-Entry Provisions for Global Note.

                   (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C attached hereto.

                   Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee, any agent of the Company, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                   (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section
2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note (in each case directed by the Depository) if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

                   (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                   (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                   (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A attached hereto.

                   (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                   (g) Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the accuracy of the records of the Depository or its Agent Members, or for any actions or omissions of the Depository or its Agent Members.


                   SECTION 2.15. Special Transfer Provisions.

                   (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 17, 2000; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note or portion thereof, at any time on or prior to July 17, 1999 (as certified to the Trustee by an Officers' Certificate of the Company), or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D attached hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E attached hereto; and

                            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's customary procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount to that amount of the beneficial interest in the Global Note to be transferred.

                   (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's customary procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                   (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.15 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                   (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar of the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                   (e) Transfers of Notes Held by Affiliates. Any certificate
(i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was as owner of such Note, in each case, bear a Private Placement Legend in substantially the form set forth in this Section 2.15 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).


                   (f) No Separate Transfers Prior to Separability Dates. Notwithstanding any other provision of this Article Two, no Note may be transferred separately from the Series A Warrants until the date which is the earlier of (i) the date on which the Exchange Offer is commenced or the date on which a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Initial Notes becomes effective or (ii) such earlier date as the Initial Purchaser may, in its sole discretion, determine, as such date is specified to the Company and the Trustee in writing (the "Series A Separability Date") and no Note may be transferred separately from the Series B Warrants until December 31, 1999 (the "Series B Separability Date"). The Company shall promptly notify the Registrar of the occurrence of the Series A Separability Date.

                   The Registrar shall retain copies of all letters, notices and other written communications received by it pursuant to Section 2.14 or this
Section 2.15 for so long as this Indenture remains in effect. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                   SECTION 2.16. Defaulted Interest.

                   The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                   If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 10-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.


                                  ARTICLE THREE

                                   REDEMPTION


                   SECTION 3.01. Notices to Trustee.

                   If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall deliver to the Trustee and the Paying Agent, at least 30 days but not more than 60 days before a redemption date, a notice complying with the provisions of Section 13.02 setting forth (i) the redemption date, (ii) the principal amount of the Notes to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued, (iii) the redemption price, and (iv) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

                   The Company shall give each notice provided for in this
Section 3.01, at its expense, at least 30 days before the applicable redemption date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.


                   SECTION 3.02. Selection of Notes To Be Redeemed.

                   If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 or less may not be redeemed in part. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


                   SECTION 3.03. Optional Redemption.

                   At any time, the Company may, at its option, use all or a portion of the net proceeds of a Primary Offering to redeem Notes with a value up to 100% of the principal amount of Initial Notes issued on the Issue Date, at a redemption price equal to 100% of the principal amount thereof on the redemption date, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that such redemption shall occur within 30 days of the date of the closing of such Primary Offering.

                   The Notes also will be redeemable, at the Company's option, in whole or in part at the times and at the prices set forth in the Notes.


                   SECTION 3.04. Notice of Redemption.

                   At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder at each Holder's registered address whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least fifteen days before the intended mailing date.

                   Each notice for redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

                   (1) the redemption date;

                   (2) the redemption price and the amount of accrued interest, if any, to be paid;

                   (3) the name and address of the Paying Agent;

                   (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                   (5) that any Physical Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

                   (6) that, unless the Company defaults in making the redemption payment, interest on Notes (or applicable portions thereof) called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed;

                   (7) that if any Physical Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, and upon surrender, and subsequent cancellation of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder; and

                   (8) that, if fewer than all the Notes are to be redeemed, the identification of the particular Physical Notes (or portion thereof) to be redeemed, as well as the principal amount of Notes to be redeemed and the principal amount of Notes to be outstanding after such partial redemption.

                   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.


                   SECTION 3.05. Effect of Notice of Redemption.

                   Once notice of redemption is mailed in accordance with
Section 3.04, Notes called for redemption become due and payable on the applicable redemption date and at the applicable redemption price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued and unpaid interest thereon to the redemption date), but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the applicable Record Dates referred to in the Notes.


                   SECTION 3.06. Deposit of Redemption Price.

                   On or before the redemption date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest to but excluding the redemption date, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, to but excluding the redemption date, interest on the Notes to be redeemed will cease to accrue, on and after the applicable redemption date, whether or not such Notes are presented for payment.


                   SECTION 3.07. Notes Redeemed in Part.

                   Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


                   SECTION 4.01. Payment of Notes.

                   The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                   Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes from principal or interest payments hereunder.


                   SECTION 4.02. Maintenance of Office or Agency.

                   The Company shall maintain the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                   The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.


                   SECTION 4.03. Corporate Existence.

                   Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary.


                   SECTION 4.04. Payment of Taxes and other Claims.

                   The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.


                   SECTION 4.05. Maintenance of Properties and Insurance.

                   (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties used or held in the conduct of its business or the business of any of its Subsidiaries in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto necessary or desirable to actively conduct and carry on its business.

                   (b) The Company shall, and shall cause each of its Subsidiaries to, maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as are adequate for the conduct of its business and the value of its material properties and shall be customary, in the good faith judgment of the Company, for companies similarly situated within the industry of the Company.


                   SECTION 4.06. Compliance Certificate; Notice of Default.

                   (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, after due inquiry, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant under this Indenture, and that no Default or Event of Default occurred during such year, and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                   (b) The annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable hereunder directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                   (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.


                   SECTION 4.07. Compliance with Laws.

                   The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.


                   SECTION 4.08. Reports.

                   (a) The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

                   (b) If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Trustee and to each Holder copies of the quarterly and annual financial information that would have been required to be contained in a filing with the SEC on Forms 10-Q and 10-K and all current reports that would be required to be filed with the SEC on Form 8-K had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operation." The financial and other information to be distributed to Holders shall be filed with the Trustee and mailed to the Holders at their respective addresses appearing in the register of the Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year. Such information shall be made available to securities analysts and prospective investors upon request. In addition, the Company shall furnish to the Holders and to securities analysts and to prospective purchasers upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes under Rule 144A. From and after the date of effectiveness of any registration statement filed with the SEC with respect to the Notes, the Company will file with the SEC such Forms 10-Q and 10-K and any other information required to be filed by it. The Company will provide a copy of this Indenture, the Registration Rights Agreement and the Warrant Agreement to prospective purchasers upon request.


                   SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the

Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                   SECTION 4.10. Limitation on Restricted Payments.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly-Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Subsidiary of the Company);
(iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

                   (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                   (b) immediately after giving effect to such transaction, on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
          Section 4.12 hereof; and

                   (c) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date, is less than the sum of (x) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter next succeeding the quarter ended June 30, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company and other than Disqualified Stock) since the Issue Date, plus (z) 100% of the Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) since the Issue Date. For purposes of this clause
          (c) the amount of any Restricted Payment paid in property other than cash shall be the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) if no Default or Event of Default shall have occurred and be continuing, the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of any Indebtedness or Equity Interests of the Company in exchange for, or solely out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or payoff of Purchase Money Obligations; (iv) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under Section
4.12 hereof; (v) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any officer or employee of the Company or its Subsidiaries; provided, however, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause (v) on or after the date of this Indenture shall not exceed $1,000,000; (vi) if no Default or Event of Default shall have occurred and be continuing, the voluntary purchase, redemption, defeasance or other acquisition or retirement of all or any portion of the Indebtedness represented by the McDonald's Documents with the Net Cash Proceeds of an Asset Sale that (A) is permitted under Section 4.15 of this Indenture and (B) relates solely to collateral for the obligations owed to McDonald's under the McDonald's Documents in the form of undeveloped real estate not used or, in the reasonable judgment of the Board of Directors, useful in the Company's business; (vii) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement of Warrants required by the terms of the Warrant Agreement; (viii) distributions required under the Plan of Reorganization, but only in the manner and to the extent contemplated thereby; (ix) if no Default or Event of Default shall have occurred and be continuing, payments or distributions to dissenting stockholders (it being understood that such dissenting stockholders shall not include any Class 14 Interests (as defined in the Plan of Reorganization) required by applicable law pursuant to or in connection with a consolidation, merger or Asset Sale that complies with all applicable provisions of this Indenture; (x) the redemption or repurchase of Existing Notes in connection with a Change of Control as provided for in the Existing Notes Indenture; (xi) the redemption, prior to August 1, 1999 of up to 35% of the original principal amount of Existing Notes with the proceeds of a Primary Offering (as defined in the Existing Notes Indenture) in accordance with the provisions contained in the Existing Notes Indenture; (xii) the payment, in accordance with the terms of the Junior Preferred Stock, utilizing the proceeds of a Public Equity Offering, of accrued and unpaid dividends on Junior Preferred Stock held by holders of Junior Preferred Stock whose Junior Preferred Stock was converted into shares of Common Stock, either concurrently with, or prior to, the consummation of such Public Equity Offering; (xiii) the redemption or repurchase of Existing Notes in connection with an Asset Sale as provided for in the Existing Notes Indenture; and (xiv) the purchase, redemption, defeasance or other acquisition or retirement of Existing Warrants required by the terms of the Existing Warrant Agreement.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, which calculations may be based upon the Company's latest available quarterly financial statements.


                   SECTION 4.11. Limitation on Transactions with Affiliates.

                   (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any such Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Subsidiary as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

                   (b) The restrictions set forth in clause (a) above shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, Officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Subsidiaries or exclusively between or among such Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments not prohibited by this Indenture.

                   SECTION 4.12. Limitation on Incurrence of Additional
                                 Indebtedness and Issuance of Preferred Stock.

                   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock, if (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to 3.0:1, determined on a pro forma basis as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


                   SECTION 4.13. Limitation on Dividends and Other Payment
                                 Restrictions Affecting Subsidiaries.

                   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restrictions on the ability of any such Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on such Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;
(ii) make loans or advances to the Company or any of its Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Indenture and Notes, (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company, (d) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, or (e) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in the immediately preceding clauses (b) or (d) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b) or (d).


                   SECTION 4.14. Limitation on Change of Control.

                   (a) Upon the occurrence of a Change of Control, the Company will be required to notify the Trustee in writing thereof and to offer to repurchase all or any part

(equal to $1,000 of principal at maturity or an integral multiple thereof) of each Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued interest thereon, if any, through the date of purchase (the "Change of Control Payment").

                   (b) Within 40 days following the date on which the Change of Control occurred, the Company shall mail a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn will be accepted for payment; (2) the purchase price (including the amount of any accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (5) that Holders electing to have any Physical Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Physical Notes are being purchased only in part will be issued new Physical Notes equal in principal amount to the unpurchased portion of the Physical Notes surrendered; provided, that each Physical Note purchased and each new Physical Note issued shall be in a principal amount $1,000 or an integral multiple thereof. On the Business Day immediately preceding the Change of Control Payment Date, the Trustee shall notify the Company in writing of the Holders who have so elected to have their Physical Notes purchased pursuant to the Change of Control Offer (and who have not withdrawn such election pursuant to clause (5) above).

                   On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the amount of the Notes or portions thereof being tendered to the Company. The Paying Agent shall promptly mail to the Holders of the Notes so accepted payment in an amount equal to the purchase price for such Notes plus accrued interest, if any, to the Change of Control Payment Date, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                   Any amounts deposited with the Paying Agent and remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

                   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent provisions of any securities laws or regulations conflict with this Section 4.14 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

                   The Company will announce publicly the results of the Change of Control Offer on as soon as practicable after the Change of Control Date.

                   Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make a Change of Control Offer under this Section 4.14.


                   SECTION 4.15. Limitation on Asset Sales.

                   (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 85% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and
(iii) upon the consummation of an Asset Sale, the Company either (A) shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of such Asset Sale either (1) to repurchase or repay any Indebtedness secured by the assets involved in such Asset Sale (including, without limitation, the Notes and the Existing Notes to the extent required by the Existing Indenture) together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (3) a combination of repayment and investment permitted by the foregoing clauses (iii)(A)(1) and (iii)(A)(2) or (B) shall (1) within 150 days of such Asset Sale enter into a definitive written agreement committing it, subject to no material conditions other than conditions customary in such agreements, to make an investment in Replacement Assets within 270 days of such Asset Sale and (2) apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of such Asset Sale to an investment in Replacement Assets. On (i) the 181st day after an Asset Sale, or
(ii) such earlier date as the Board of Directors of the Company or of such Subsidiary determines to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A)(1), (iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence, or (iii) if a definitive written agreement relating to an investment in Replacement Assets was entered into within 150 days of such Asset Sale, on the 271st day after such Asset Sale or such earlier date on which such definitive written agreement is for any reason terminated (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A) or (iii)(B) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 60 nor more than 90 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder, and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

                   In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

                   (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed or caused to be mailed, by first class mail, by the Company within 55 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such

Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                   (1) that the Net Proceeds Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn, in whole or in part, in integral multiples of $1,000 will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                   (2) the purchase price (including the amount of any accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

                   (3) that any Note not tendered will continue to accrue interest on and after the Proceeds Purchase Date;

                   (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds offer shall cease to accrue interest on and after the Proceeds Purchase Date;

                   (5) that Holders electing to have a Physical Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                   (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                   (7) that Holders whose Physical Notes are purchased only in part will be issued new Physical Notes in a principal amount equal to the unpurchased portion of the Physical Notes surrendered; provided that each Physical Note purchased and each new Physical Note issued shall be in principal amount of $1,000 or integral multiples thereof.

                   On the second Business Day immediately preceding the Proceeds Purchase Date, the Trustee shall notify the Company in writing of the Holders who have so elected to have their Physical Note purchased pursuant to such Net Proceeds Offer (and who have not withdrawn such election, as provided above). On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price for such Notes plus accrued interest, if any, to the Proceeds Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                   Any amounts deposited with the Paying Agent and remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Paying Agent to the Company.

                   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.


                   SECTION 4.16. Limitation on Issuances and Sales of Capital
                                 Stock of Subsidiaries.

                   The Company will not cause or permit any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein; provided, however, such covenant shall not prohibit the disposition (by sale, merger or otherwise) of all of the Capital Stock of a Subsidiary of the Company; provided any Net Cash Proceeds therefrom are applied in accordance with Section
4.15 of this Indenture.


                   SECTION 4.17. Limitation on Liens.

                   Other than Permitted Liens, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

                   SECTION 4.18. Conduct of Business.

                   Neither the Company nor any of its Subsidiaries will engage in any business other than the business of operating family entertainment centers or any activity related or ancillary thereto.


                   SECTION 4.19. Payments For Consent.

                   Neither the Company nor any of the Company's Subsidiaries (including, for this purpose only, Block Party and all Permitted Investment Subsidiaries) shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes then outstanding that consent, waive or agree to amend any of such terms or provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                   SECTION 4.20. Registration Rights Agreement.

                   The Company will comply with all of the terms and provisions of the Registration Rights Agreement, including, without limitation, its obligation to pay Additional Interest to the Holders, as set forth in Section 4 of therein (which provision is hereby incorporated in its entirety by reference herein) and to notify the Trustee immediately of the occurrence of any Registration Default (as defined in the Registration Rights Agreement) thereunder.


                   SECTION 4.21. Warrant Agreement.

                   The Company will comply with all of the terms and provisions of the Warrant Agreement and on or prior to the Series B Separability Date shall notify the Trustee immediately of the occurrence of any default or event of default thereunder.


                   SECTION 4.22. Impairment of Security Interest.

                   Subject to the New Intercreditor Agreements and the Subordination Agreement, neither the Company nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair the Security Interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or permit any Person (other than the Company) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, the Subsidiary Collateral, the Pledged Collateral or the Pledged Subsidiary Collateral. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral, Subsidiary Collateral, Pledged Collateral or Pledged Subsidiary Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the Notes, the New Intercreditor Agreements, the Subordination Agreement, the McDonald's Documents and the Collateral Agreements.


                   SECTION 4.23. Intercompany Indebtedness.

                   The Company shall evidence, or cause to be evidenced, any Indebtedness of a Subsidiary of the Company to the Company or any Subsidiary of the Company, if such Indebtedness of such Subsidiary exceeds $500,000 in aggregate principal amount, by a written promissory note or other instrument from such Subsidiary, in form and substance reasonably satisfactory to the Trustee, which promissory note or other instrument shall be pledged to the Trustee and the Holders pursuant to a note pledge agreement, in form and substance reasonably satisfactory to the Trustee, and delivered with the appropriate endorsement in blank to the Trustee. Any such Indebtedness shall be subordinate to the Obligations of the Company and the Subsidiary Guarantors, and the promissory note or other instrument evidencing such Indebtedness shall contain language giving effect to such subordination, in form and substance reasonably satisfactory to the Trustee.


                   SECTION 4.24. Key Man Life Insurance.

                   The Company shall, for so long as the Notes are outstanding, maintain life insurance upon the life of Scott W. Bernstein, the Company's Chief Executive Officer, and any successor chief executive officer of the Company or other senior executive officer of the Company performing similar functions, with the death benefit thereunder payable to the Company in an amount not less than $10,000,000. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.


                   SECTION 4.25. Real Estate Mortgages and Filings.

                   On or prior to the date which is seven (7) days after the Issue Date and at no cost or expense to the Trustee or the Holders:

                   (a) the Company shall utilize its best efforts to deliver to the Trustee fully-executed counterparts of Mortgages in form and substance reasonably acceptable to the Initial Purchaser and its counsel for all real property owned in fee by the Company listed on Schedule 4.25(a) attached hereto and made a part hereof; provided, however, that the Company cannot provide assurances to the Holders that it will be able to provide security interests in any real property on which McDonald's Corporation has a prior lien (individually and collectively, the "Premises"); provided, further, that to the extent the Trustee obtains a security interest in any such Premises, such security interests will be subordinated to first mortgage liens in favor of McDonald's Corporation;

                   (b) in the event the Trustee obtains any such Mortgage, the Trustee shall have received commitments for Mortgage Title Insurance Policies from a company, and in form and substance reasonably acceptable to the Initial Purchaser and its counsel, insuring the Liens of such Mortgages as valid and enforceable Liens on the real estate collateral described in such Mortgages and related to each of the covered Premises;

                   (c) in the event the Trustee obtains any such Mortgage, the Company shall deliver to the Trustee, with respect to each of the covered Premises, such other documents, instruments, filings, surveys, local counsel opinions, certificates and agreements as the Trustee shall reasonably request; and

                   (d) the Company shall use its best efforts to cooperate with the Trustee and the Existing Notes Trustee to effect the priority of the application of proceeds from the exercise of the Trustee's rights and remedies under the Notes Intercreditor Agreement.

                   The Trustee and Collateral Agent shall be authorized to enter into a Subordination Agreement with respect to any Premises designated in writing by the Company.


                   SECTION 4.26. Leasehold Mortgages and Filings.

                   The Company and each of its Subsidiaries shall use commercially reasonable efforts to deliver Mortgages, substantially in the form of Exhibit N attached hereto, with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company pursuant to leases of new store properties entered into after the date of issuance of the Existing Notes (collectively, the "Leases", and individually, a "Lease"). Prior to the effective date of any Lease, the Company and such Subsidiaries shall provide to the Trustee all of the items described in Section 4.25 and in addition shall provide an agreement, substantially in the form of Exhibit O attached hereto, and executed by the lessor of the Lease, whereby the lessor consents to the Mortgage (and which shall be entered into by the Trustee, as "Mortgagee" thereunder. The Company and such Subsidiaries shall perform all of its obligations required hereunder at its sole cost and expense.


                   SECTION 4.27. Rating of Notes.

                   The Company shall cooperate with the Initial Purchaser at any time or from time to time for a period of 18 months after the Issue Date to obtain a rating for the Notes from at least one nationally recognized rating agency and to keep a rating with respect to the Notes continuously in effect through the Maturity Date.

                   SECTION 4.28. Noteholder Designation of Directors.

                   From and after the Issue Date until the earlier of (i) the Maturity Date or (ii) the date on which all principal and interest (including any Additional Interest) on all of the outstanding Notes have been paid in full,
(a) the Company will take such action as shall be necessary in accordance with applicable law and its certificate of incorporation and by-laws so that the Board of Directors of the Company is comprised at all times of at least two directors initially designated by the Initial Purchaser, and thereafter to be replaced or redesignated by the Trustee or the Holders of not less than 20% of the aggregate principal amount of Notes then outstanding (any such nominee being a "Noteholder Representative"), (b) upon the occurrence of an Event of Default and at the written request of the Trustee or the Holders of at least 25% of the then outstanding Notes, the Company will take or cause to be taken such actions as shall be necessary in accordance with applicable law and its certificate of incorporation and by-laws, to reconstitute the Board of Directors of the Company immediately following such Event of Default such that Noteholder Representative constitute a majority of the members of the Board of Directors and (c) prior to a Public Equity Offering, the Company will use its best efforts to cause, and will cooperate with the Warrant Agent to cause, each Person (including holders of Warrant Shares) who becomes a holder of more than 1% of the Company's Voting Common Stock after the Issue Date to execute, as promptly as practicable after the date on which such Person acquires such shares of Voting Common Stock, a voting or similar agreement among certain stockholders of the Company, in substantially the form attached hereto as Exhibit Q (the "Stockholders' Agreement"), pursuant to which, among other things, such Person will agree to vote its shares of Voting Common Stock in a manner so as to give effect to the provisions set forth in clauses (a) and (b) of this covenant.

                   Prior to the Issue Date, the Company and the holders of not less than 662/3% of the outstanding Voting Common Stock shall have taken all action necessary to cause all such holders of Voting Common Stock as of the Issue Date to execute the Stockholders' Agreement (provided that the Company shall have used its best efforts to cause each holder of 1% or more of the outstanding Voting Common Stock to execute the Stockholders' Agreement). Prior to a Public Equity Offering, the Company shall take such actions as are necessary to cause Persons who become holder of not less than 662/3% of the outstanding Voting Common Stock to execute on or prior to the date on which such Persons acquire shares of Voting Common Stock, counterparts of the Stockholders Agreement (provided that the Company will use its best efforts to cause each holder of 1% or more of the outstanding Voting Common Stock to execute the Stockholders' Agreement).


                   SECTION 4.29. Appointment of Chief Operating Officer.

                   The Company, acting through its Board of Directors, shall, within 30 days after the Issue Date, take all action necessary to appoint a Chief Operating Officer or retain an independent specialist turnaround firm to fill such function, in either case satisfactory to the Noteholder
Representatives.

                   SECTION 4.30. Approval of Bankruptcy Filings.

                   The Company will not and will not permit any Significant Subsidiary of the Company to (i) file a voluntary case or proceeding under any applicable bankruptcy law with respect to the Company, (ii) consent to the appointment of a custodian on the Company's behalf for substantially all of either of their respective assets, (iii) consent to or acquiescence in the institution of a bankruptcy or an insolvency proceeding against the Company or any Significant Subsidiary of the Company, or (iv) make any general assignment or permit any Significant Subsidiary to make any general assignment for the benefit of creditors, unless any such action described in clauses (i) through
(iv) has been approved by a majority of the members of the Board of Directors of the Company including the unanimous consent of the Noteholder Representatives.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


                   SECTION 5.01. Merger, Consolidation and Sale of Assets.

                   (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another corporation, Person or entity unless: (i) the Company is the surviving corporation, or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Collateral Agreements, the Registration Rights Agreement, the Warrant Agreement, the New Intercreditor Agreements and all Obligations of the Company under the Notes and this Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction (including giving effect to any Indebtedness and Acquired Debt incurred or expected to be incurred in connection with or in respect of such transaction and to any assumption required by clause (ii) above) no Default or Event of Default exists; (iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four quarter period, be permitted to incur at least $1.00 of additional

Indebtedness pursuant to Section 4.12 of this Indenture and will have a Fixed Charge Coverage Ratio, determined on a pro forma basis, greater than or equal to the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; and (v) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection with such transaction comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                   (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                   (c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of such Subsidiary Guarantee and this Indenture in connection with any transaction made in compliance with the provisions of Section 4.15) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of paragraph (a) of this Section 5.01; provided, however, that any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clause (iv) of paragraph (a) of this Section 5.01.


                   SECTION 5.02. Successor Corporation Substituted.

                   Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, the Collateral Agreements, the

Registration Rights Agreement, the Warrant Agreement and the New Intercreditor Agreements with the same effect as if such surviving entity had been named as such, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants hereunder and thereunder.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


                   SECTION 6.01. Events of Default.

                   An "Event of Default" occurs if:

                   (a) (i) for any Interest Payment Date occurring on or prior to August 2, 1999, the Company fails to pay interest on any Notes when the same become due and payable, and (ii) for any Interest Payment Date occurring after August 2, 1999, the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 10 days;

                   (b) the Company fails to pay the principal (or premium, if any) on any Notes, when such principal becomes due and payable, at maturity, by acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                   (c) the Company or any of its Subsidiaries (in each case, to the extent a party to the Collateral Agreements) defaults in the observance or performance of any other covenant, provision or agreement contained in this Indenture, the Notes or any of the Collateral Agreements (to the extent such default, directly or indirectly, adversely affects (or with respect to any such Subsidiary, materially adversely affects) the Security Interests in the Collateral or the rights and benefits of the Holders under this Indenture or the Notes), which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default under Section 5.01 of this Indenture, which default will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                   (d) a default (after giving effect to any applicable grace periods or any extension of any maturity date) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness now exists or is created after the Issue Date, if
          (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness or

          (B) as a result of such default the maturity of such Indebtedness may be accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which may be so accelerated, exceeds $2,000,000 in the aggregate, and the default continues for a period of 10 days after the Company has received written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

                   (e) one or more judgments in an aggregate amount in excess of $2,000,000 (other than any judgment as to which a reputable insurance company has accepted full liability in writing) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                   (f) the Company, any Subsidiary Guarantor or any Subsidiary
          (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property or assets, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally or (G) takes any action to authorize or effect any of the foregoing;

                   (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any Subsidiary Guarantor or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, any Subsidiary Guarantor or any Subsidiary, (B) appoint a Custodian of the Company, any Subsidiary Guarantor or any Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect or a period of 60 consecutive days; or

                   (h) any Subsidiary Guarantee for any reason ceases to be in full force and effect or becomes or is declared to be null and void, unenforceable or invalid or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

                   SECTION 6.02. Acceleration.

                   (a) If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

                   (b) If an Event of Default specified in Section 6.01(f) or
(g) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                   (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may, by written notice to the Trustee,
(i) waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default under Section 6.01(a) or (b) hereof, and (ii) rescind and cancel such declaration of acceleration and its consequences if (A) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (B) all existing Events of Default have been cured or waived (except any such Event of Default arising from the nonpayment of principal or interest on the Notes that has become due solely because of the acceleration).


                   SECTION 6.03. Other Remedies.

                   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Agreements.

                   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                   SECTION 6.04. Waiver of Past Defaults.

                   Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.


                   SECTION 6.05. Control by Majority.

                   Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction (i) that the Trustee reasonably believes conflicts with any law or this Indenture or the Notes, (ii) that the Trustee determines may be unduly prejudicial to the rights of another Holder or (iii) that may involve the Trustee in personal liability; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.


                   SECTION 6.06. Limitation on Suits.

                   No Holder will have any right to institute any proceeding, judicial or otherwise, or pursue any remedy under this Indenture or the Notes unless:

                   (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                   (2) the Holders of not less than 25% in principal amount of the outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

                   (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, losses, liabilities or expenses to be incurred in compliance with such request;

                   (4) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

                   (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes.


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



                   The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation, acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holder provides the Trustee with prompt notice thereof.

                   A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.


                   SECTION 6.07. Rights of Holders To Receive Payment.

                   Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the written consent of such Holder.


                   SECTION 6.08. Collection Suit by Trustee.

                   If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 2.16 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


                   SECTION 6.09. Trustee May File Proofs of Claim.

                   The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Company or Subsidiaries or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


                   SECTION 6.10. Priorities.

                   If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

                   First:  to the Trustee for amounts due under Section 7.07;

                   Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                   Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                   Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                   The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.


                   SECTION 6.11. Undertaking for Costs.

                   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes, or a suit by a Holder or Holders for the enforcement of the payment of the principal of, premium, if any, or interest on the Notes, on or after the due dates expressed in the Notes.

                   SECTION 6.12. Restoration of Rights and Remedies.

                   If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                   SECTION 6.13. Rights and Remedies Cumulative.

                   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


                   SECTION 6.14. Delay or Omission Not Waiver.

                   No delay or omission of the Trustee or of any Holder to exercise any right or remedy arising upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE SEVEN

                                     TRUSTEE


                   SECTION 7.01. Duties of Trustee.

                   The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

                   (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the

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



same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                   (b) Except during the continuance of a Default or an Event of
Default:

                   (1) the Trustee need perform only those duties as are specifically set forth in this Indenture, and no covenants or obligations shall be implied in this Indenture against the Trustee; and

                   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                   (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 of this Indenture.

                   (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section
7.01 and Section 7.02 of this Indenture.

                   (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                   SECTION 7.02. Rights of Trustee.

                   Subject to Section 7.01:

                   (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 13.04 and 13.05 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                   (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                   (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

                   (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                   (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                   (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                   (h) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

                   SECTION 7.03. Individual Rights of Trustee.

                   The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates,with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.


                   SECTION 7.04. Trustee's Disclaimer.

                   The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.


                   SECTION 7.05. Notice of Default.

                   If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Company and each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after such Default or Event of Default occurs, unless such Default or Event of Default has been cured. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice of a Default or an Event of Default if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or officers charged with such responsibility in good faith determines that withholding the notice is in the interest of the Holders.


                   SECTION 7.06. Reports by Trustee to Holders.

                   Within 60 days after each November 1, beginning with November 1, 1998, the Trustee shall, to the extent that any of the events described in
Section 313(a) of the TIA occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Sections 313(b) and (c) of the TIA.

                   A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

                   The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with Section 313(d) of the TIA.


                   SECTION 7.07. Compensation and Indemnity.

                   The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture, except any such expense as may arise from its negligence, bad faith or willful misconduct. Such expenses shall include but not be limited to the reasonable fees and expenses of the Trustee's agents and counsel.

                   The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                   To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

                   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) of this Indenture occurs, such expenses and the

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



compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                   The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.


                   SECTION 7.08. Replacement of Trustee.

                   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment, as provided in this Section 7.08.

                   The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                   (1) the Trustee fails to comply with Section 7.10;

                   (2) the Trustee is adjudged bankrupt or insolvent;

                   (3) a receiver or other public officer takes charge of the Trustee or its property; or

                   (4) the Trustee becomes incapable of acting.

                   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company and the successor Trustee shall mail notice of the successor Trustee's succession to each Holder.

                   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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



                   If the Trustee is no longer eligible under or otherwise fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

                   Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 of this Indenture shall continue for the benefit of the retiring Trustee.


                   SECTION 7.09. Successor Trustee by Merger, Etc.

                   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.


                   SECTION 7.10. Eligibility; Disqualification.

                   This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company and its Subsidiaries, as obligor of the Notes.


                   SECTION 7.11. Preferential Collection of Claims Against Company.

                   The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311(a) shall apply to the Company and its Subsidiaries, as obligor on the Notes.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE


                   SECTION 8.01. Legal Defeasance and Covenant Defeasance.

                   (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

                   (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal, premium, if any, and interest on such Notes when such payments are due and (ii) obligations listed in
Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

                   (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Subsidiary Guarantors shall be released and discharged from their respective obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through 4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(d), 6.01(e) and 6.01(h) shall not constitute Events of Default.

                   (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                   (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

                   (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence);

                   (3) Such deposit and the defeasance contemplated hereby will not result in a Default under, or a breach or violation of, this Indenture or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or their property or assets is bound;

                   (4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
          (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                   (5) The Company shall have delivered to the Trustee an Officers' Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                   (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and as otherwise permitted herein and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                   (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that such counsel may rely, as to matters of fact, on Officers' Certificates of the Company.

                   In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.


                   SECTION 8.02. Satisfaction and Discharge.

                   In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

                   (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest;

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




                   (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                   (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

                   (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on Officers' Certificates of the Company.


                   SECTION 8.03. Survival of Certain Obligations.

                   Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 2.14, 2.16, 4.01, 4.02, 4.09, 4.20, 4.21, 4.22,
4.24, 6.07, Article Seven, 8.05, 8.06, 8.07, 11.02 and 11.04 of this Indenture shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 7.08, 8.05, 8.06 and 8.07 of this Indenture shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.


                   SECTION 8.04. Acknowledgment of Discharge by Trustee.

                   Subject to Section 8.07, after (i) the conditions of Section
8.01 or 8.02 of this Indenture have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.


                   SECTION 8.05. Application of Trust Monies.

                   The Trustee or Paying Agent shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01 of this Indenture. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.


                   SECTION 8.06. Repayment to the Company; Unclaimed Money.

                   Subject to Sections 7.07, 8.01 and 8.02 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


                   SECTION 8.07. Reinstatement.

                   If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government obligations in accordance with Section 8.01 or
8.02 of this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 of this Indenture; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


                   SECTION 9.01. Without Consent of Holders.

                   The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                   (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

                   (2) to provide for the assumption of the Company's obligations to Holders in the case of a merger, consolidation or similar transaction and otherwise to comply with Article Five;

                   (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                   (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

                   (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

                   (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

                   SECTION 9.02. With Consent of Holders.

                   Subject to Section 6.07 of this Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes and may waive compliance by the Company with any provision of this Indenture or the Notes. Notwithstanding the foregoing, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04 of this Indenture, shall, without the consent of each Holder of each Note affected thereby:

                   (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

                   (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Notes;

                   (3) reduce the principal of, or the premium on, or change or have the effect of changing the fixed maturity of any Notes, or alter the provisions with respect to the redemption of the Notes, or alter the provisions with respect to repurchases or redemptions of the Notes with Net Cash Proceeds from Asset Sales or upon a Change of Control;

                   (4) make any Notes payable in money other than that stated in the Notes;

                   (5) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (other than a Default in the payment of an amount due as a result of an acceleration, where such acceleration is rescinded pursuant hereto);

                   (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the Notes;

                   (7) waive a redemption payment with respect to any Note; or

                   (8) modify or change any provision of this Indenture affecting the ranking of the Notes in a manner which adversely affects the Holders.

                   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                   After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


                   SECTION 9.03. Compliance with TIA.

                   Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.


                   SECTION 9.04. Revocation and Effect of Consents.

                   Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

                   The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90-day period.

                   After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                   SECTION 9.05. Notation on or Exchange of Notes.

                   If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.


                   SECTION 9.06. Trustee To Sign Amendments, Etc.

                   The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture; provided, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Holders.


                                   ARTICLE TEN

                                    SECURITY


                   SECTION 10.01. Grant of Security Interest.

                   To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company hereby covenants to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. Subject to the Existing Notes Indenture and the New Intercreditor Agreements, the Collateral Agreements shall grant to the Collateral Agent Security Interests in the Collateral and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Collateral Agreement for a more complete description of the terms and provisions thereof, subject to the McDonald's Senior Liens.

                   Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the Security Interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the interest and purpose herein and therein expressed. The Company shall, and shall cause each of its Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided herein, therein or in the Existing Notes Indenture, in the New Intercreditor Agreements or in the Existing Notes Intercreditor Agreement) Security Interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein, therein, in the Existing Notes Indenture, in the New Intercreditor Agreements, in the Existing Notes Intercreditor Agreement, in the Subordination Agreement or in the McDonald's Documents.


                   SECTION 10.02. Execution of Intercreditor Agreement.

                   Subject to the provisions of Article Twelve and other applicable provisions of this Indenture, the Company is permitted to enter into an Eligible Credit Facility at any time on or after the Issue Date; provided that (i) entering into the Eligible Credit Facility is not prohibited by Section
4.12 and (ii) the Liens upon any property or assets of the Company securing Indebtedness under the Eligible Credit Facility are Permitted Liens, in each case, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with the entering into an Eligible Credit Facility. As a condition precedent to the Company's ability on or after the Issue Date to enter into an Eligible Credit Facility, the Company and any Lenders party thereto shall execute and deliver to the Trustee an Eligible Facility Intercreditor Agreement, substantially in the form of Exhibit G attached hereto, providing, among other things, that (i) such Lenders' security interest in certain of the assets of the Company shall be senior to the Collateral Agent's security interest in such assets, (ii) during any insolvency proceedings, the Lenders and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in such properties and assets, and
(iii) following an Event of Default, all decisions with respect to such properties and assets, including the time and method of any disposition thereof, will be made in accordance with the terms of such Eligible Facility Intercreditor Agreement, in each case, subject to the terms and provisions of this Indenture, the Collateral Agreements, the New Intercreditor Agreements and the Existing Intercreditor Agreement.


                   SECTION 10.03. Recording and Opinions.

                   (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral and the Escrow Funds and the Pledged Securities in the Escrowed Interest Account granted by the Collateral Agreements, including, without limitation, (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Trustee and the Collateral Agent under this Indenture and the Collateral Agreements to all property comprising the Collateral, and
(ii) the delivery of the certificates evidencing the securities pledged under the Pledge Agreement, the Subsidiary Pledge Agreements and the Escrow Agreement, duly endorsed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

                   (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on the Closing Date, at such time as required by ss. 314(b) of the TIA, and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing Pledged Securities pledged to the Trustee and the Holders under the Escrow Agreement and the securities pledged to the Trustee and the Holders under the Pledge Agreement and the Subsidiary Pledge Agreements have been delivered and duly endorsed in blank, to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Holders, the Trustee and the Collateral Agent hereunder and under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any Security Interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

                   (c) Annually, within 30 days after January 1 and beginning with the year 1999, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the Security Interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain, perfect or continue the perfection of such Security Interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or
(ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such Security Interests.


                   SECTION 10.04. Release of Collateral.

                   (a) Subject to the New Intercreditor Agreements, neither the Collateral Agent nor the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, shall at any time release Collateral from the Security Interests created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the New Intercreditor Agreements and the applicable Collateral Agreements.

                   (b) Subject to the New Intercreditor Agreements, at any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

                   (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the New Intercreditor Agreements. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Security Interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.


                   SECTION 10.05. Specified Releases of Collateral.

                   (a) The Company shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture, the Notes and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 4.15, 8.01 and
8.02 of this Indenture, the applicable Collateral Agreements and to the extent applicable, the New Intercreditor Agreements. So long as no Default or Event of Default exists, upon the request of the Company and the furnishing of each of the items required by Section 10.05(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take all necessary action (at the request of and the expense of the Company, without recourse or warranty) to release and reconvey to the Company all of the Released Interests, and shall deliver such Released Interests in its possession to the Company and its applicable Subsidiary Guarantors.

                   (b) So long as no Default or Event of Default exists, the Company shall be entitled to obtain a release of, and the Collateral Agent and the Trustee shall release, the Released Interests upon compliance with the condition precedent that the Company shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and to the extent applicable, the New Intercreditor Agreements and shall have delivered to the Trustee and the Collateral Agent the following, as applicable; provided, however, that any release pursuant to the Escrow Agreement shall be made in accordance with
Section 10.10 hereof and the terms and provisions of the Escrow Agreement:

                            (i) in connection with release of Collateral resulting from an Asset Sale under Section 4.15, notice from the Company requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (C) stating that the release of such Released Interests will not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and (D) certifying that such Asset Sale complies with the terms and conditions of this Indenture and the applicable Collateral Agreements with respect thereto;

                            (ii) in connection with release of Collateral resulting from an Asset Sale under Section 4.15, an Officers' Certificate of the Company stating that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of this Indenture in respect of Asset Sales; (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (D) the release of the Collateral will not result in a Default or Event of Default under this Indenture; and (E) all conditions precedent in this Indenture relating to the release in question have been or will be complied with;

                            (iii) in connection with release of Collateral resulting from an Asset Sale under Section 4.15, the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Collateral Agent pursuant to this Indenture;

                            (iv) to the extent required by the TIA, an Officers' Certificate of the Company and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture, the applicable Collateral Agreements and to the extent applicable, the New Intercreditor Agreements; and

                             (v) all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

                   Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company, the Released Interests.

                   Notwithstanding anything to the contrary in this Article Ten, nothing herein shall prevent, impede, compromise or limit in any manner whatsoever, the full release of the McDonald's Collateral pursuant to the terms of the McDonald's Documents, the Subordination Agreement and any Mortgages securing the Company's obligations to McDonald's under the McDonald's Documents.


                   SECTION 10.06. Form and Sufficiency of Release.

                   In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

                   SECTION 10.07. Purchaser Protected.

                   No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.


                   SECTION 10.08. Authorization of Actions To Be Taken by the
                                  Trustee Under the Collateral Agreements.

                   Subject to the provisions of the applicable Collateral Agreements, the Subordination Agreement and the New Intercreditor Agreements,
(a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).


                   SECTION 10.09. Authorization of Receipt of Funds by the
                                  Trustee Under the Collateral Agreements.

                   The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.


                   SECTION 10.10. Escrowed Interest Account.

                   (a) On the Issue Date, the Company shall execute and deliver the Escrow Agreement and comply with the terms and provisions thereof, including, without limitation, depositing or causing to be deposited the Escrow Funds in the Escrowed Interest Account or any related account pursuant to the terms of the Escrow Agreement. The Trustee shall establish and maintain the Escrowed Interest Account in accordance with the terms and provisions of this Indenture and the Escrow Agreement, and the Trustee shall hold the Escrow Funds and Pledged Securities for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Company's obligations to (i) provide for payment in full of the scheduled interest payments due on the Notes through and including August 2, 1999 and (ii) secure repayment of the principal, premium, if any, and interest on the Notes in the event that the Notes become due and payable prior to the payment in full of all scheduled interest payments due and payable under this Indenture and the Notes through and including August 2, 1999.

                   (b) The Trustee shall have sole dominion and control over the Escrowed Interest Account and the funds and securities from time to time on deposit therein, and such funds and securities may be withdrawn or transferred from the Escrowed Interest Account only in accordance with the provisions of this Indenture and the Escrow Agreement. Subject to certain limitations set forth in the Escrow Agreement, the Company may direct the Trustee to release from the Escrowed Interest Account certain Escrow Funds or Pledged Securities upon an optional redemption of the Notes with the net proceeds of a Primary Offering. Additionally, after disbursing each of the scheduled interest payments on the Notes through and including August 2, 1999 and compliance with the provisions of Section 10.10(e), any remaining Escrow Funds and Pledged Securities will be released and disbursed from the Escrowed Interest Account and paid to the Company to such accounts as may be designated by the Company in written instructions delivered to the Trustee.

                   (c) The Escrow Funds shall be invested by the Trustee in Pledged Securities, pursuant to specific, written directions of the Company, as soon as practicable after the Issue Date. Interest and other earnings on the Pledged Securities will be added to the Escrowed Interest Account and will secure the repayment of the principal, premium, if any, and interest on the Notes.

                   (d) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities and other assets held in connection therewith) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall take, or shall cause to be taken, any and all actions as may be necessary or proper, or as may be required hereunder or under the Escrow Agreement (and any action requested by the Trustee) to cause the Escrow Agreement, subject to the provisions therein and of this Indenture,
(A) to create and maintain, as security for certain of the Obligations of the Company under this Indenture and the Notes, valid and enforceable first priority Liens in and on the Escrowed Interest Account, the Escrow Funds and the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens, and (B) to assure and confirm to the Trustee such Liens in the Escrowed Interest Account, the Escrow Funds and the Pledged Securities so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

                   (e) The Trustee shall release from the Escrowed Interest Account any Escrow Funds or Pledged Securities held in the Escrowed Interest Account upon the delivery by the Company to the Trustee of the following:

                            (i) a notice from the Company requesting the release
                   of such Escrow Funds or Pledged Securities and certifying that release of such Escrow Funds or Pledged Securities complies with the terms and conditions of this Indenture and the Escrow Agreement with respect thereto;

                            (ii) an Officers' Certificate of the Company stating
                   that (A) there is no Default or Event of Default in effect or continuing on the date thereof, (B) the release of such Escrow Funds or Pledged Securities will not result in a Default or Event of Default under this Indenture, (C) all payments contemplated by and under the Escrow Agreement, including, without limitation, each of the scheduled interest payments to be made hereunder and in accordance with the Notes through and including August 2, 1999 (except in the case of an optional redemption of the Notes with the net proceeds of a Primary Offering), have been paid in full without any claim, setoff, or defense, and (D) all conditions precedent in this Indenture and the Escrow Agreement relating to the release of the Escrow Funds or Pledged Securities in question have been complied with; and

                            (iii) all other documentation required by the TIA
                   and this Indenture, if any.

                   The release of any Escrow Funds or Pledged Securities from the Escrowed Interest Account pursuant to the Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Escrow Funds or Pledged Securities are released pursuant to this Indenture, including, without limitation, this Article Ten, the Escrow Agreement and the other Collateral Agreements.

                   (f) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Notes then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder (subject, in each case, to Article Seven hereof). The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Escrowed Interest Account, the Escrow Funds and the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests thereunder or be prejudicial to the interests of the Holders or of the Trustee).


                                 ARTICLE ELEVEN

                                    GUARANTEE


                   SECTION 11.01. Unconditional Guarantee.

                   (a) In consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees and agrees to be liable on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company or any other Subsidiary Guarantor under this Indenture or the Notes, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption (whether upon a Change of Control or pursuant to a Net Proceeds Offer or otherwise), by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations of the Company, the same shall be promptly paid in full when due or performed in accordance with the terms of extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Company to the Holders or the Trustee under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each such Subsidiary Guarantee, and shall entitle the Holders or Trustee to accelerate the Obligations of the Subsidiary Guarantors under the Subsidiary Guarantees in the same manner and to the same extent as the Obligations of the Company hereunder or under the Notes.

                   (b) Each of the Subsidiary Guarantors hereby agrees that its Obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors

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



hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and its Subsidiary Guarantee. Each Subsidiary Guarantee shall be a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor shall further agree that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the Obligations guaranteed may be accelerated as provided in Article Six hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable jointly and severally by each Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

                   (c) The Obligations of each Subsidiary Guarantor hereunder are secured by and under the respective Subsidiary Security Agreements executed and delivered in connection herewith, pursuant to which each Subsidiary Guarantor has granted, and each future Subsidiary that becomes a Subsidiary Guarantor shall grant, a first priority perfected security interest in and lien on the assets and properties of each such Subsidiary Guarantor. The Company agrees to cause each Person that shall become a Subsidiary (other than Block Party or any Limited Investment Subsidiary) after the date of this Indenture to become a Subsidiary Guarantor and execute and deliver a supplement to this Indenture, pursuant to which such Person will guarantee the Obligations of the Company on the same terms and conditions as contained in this Article Eleven.


                   SECTION 11.02 Limitations on Subsidiary Guarantees.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution Obligations under this Indenture, will result in the Obligations of such Subsidiary Guarantor under the applicable Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                   SECTION 11.03. Evidence of Execution and Delivery of
                                  Subsidiary Guarantee.

                   (a) To further evidence each Subsidiary Guarantee referred to in Section 11.01 hereby, each Subsidiary Guarantor shall agree that a notation of such Subsidiary Guarantee, substantially in the form of Exhibit J herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Each such endorsement shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                   (b) Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereby shall remain in full force and effect notwithstanding any failure to so endorse on each Note a notation of such Subsidiary Guarantee.

                   (c) If an Officer of a Subsidiary Guarantor whose signature is on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

                   (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.


                   SECTION 11.04. Release of a Subsidiary Guarantor.

                   (a) If no Default or Event of Default exists or would exist under this Indenture upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Subsidiary of the Company in a transaction constituting an Asset Sale, the Net Cash Proceeds of which are applied in accordance with Section 4.15, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company or a Subsidiary), such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all Obligations under this Article Eleven and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided, however, that each Subsidiary Guarantor is sold or disposed of in accordance with this Indenture and, provided, further, that any such release shall occur only to the extent that all Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, and under any Subsidiary Security Agreement shall also terminate or be released upon such sale or transfer. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Subsidiary Guarantee and any Subsidiary Security Agreement as provided in this Indenture.

                   (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                   (c) The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, whether or not endorsed on the Notes, any Subsidiary Security Agreement and under this Article Eleven.

                   Except as set forth in Articles Four and Five of this Indenture and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.


                   SECTION 11.05. Waiver of Subrogation.

                   Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor shall irrevocably waive and agree not to exercise any claim or other rights which it may hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Obligations of the Company under the Notes or this Indenture and such Subsidiary Guarantor's Obligations under its Subsidiary Guarantee, Subsidiary Security Agreement and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited against and applied to the Obligations of the Company, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor hereby acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.05 is knowingly made in contemplation of such benefits.

                   SECTION 11.06. Immediate Payment.

                   Each Subsidiary Guarantor shall agree to make immediate payment to the Trustee on behalf of the Holders of all Obligations of the Company and such Subsidiary Guarantor owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing. Each of the Subsidiary Guarantors agrees that neither the Trustee nor the Holders need attempt to collect any amounts guaranteed hereunder from the Company, any other Subsidiary Guarantor or any other Person or to realize upon any Collateral, but may require any one of the Subsidiary Guarantors to make immediate payment of all of such guaranteed amounts to the Holders when due, whether by maturity, acceleration, redemption or otherwise, or at any time thereafter.


                   SECTION 11.07. No Set-Off.

                   Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations under its Subsidiary Guarantee shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.


                   SECTION 11.08. Obligations Absolute.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor which may not be recoverable from such Subsidiary Guarantor on the basis of a Subsidiary Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.


                   SECTION 11.09. Obligations Continuing.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be continuing and shall remain in full force and effect until all the Obligations hereunder have been paid and satisfied in full. Each Subsidiary Guarantor hereby agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it shall irrevocable appoint the Trustee, the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under its Subsidiary Guarantee.

                   SECTION 11.10. Obligations Not Reduced.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes of this Indenture.


                   SECTION 11.11. Obligations Reinstated.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced such Obligations of any Subsidiary Guarantor (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.


                   SECTION 11.12. Obligations Not Affected.

                   The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor under its Subsidiary Guarantee or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its Obligations or otherwise affect such Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

                   (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting either the Company or any other Person;

                   (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other Obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

                   (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

                   (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

                   (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                   (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

                   (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

                   (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons other than the Company;

                   (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affect, any of the Obligations of the Company under this Indenture or the Notes or the Obligations of a Subsidiary Guarantor under its Subsidiary Guarantee; and

                   (j) any other circumstance, including release of the Subsidiary Guarantor pursuant to Section 11.04 hereof (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Subsidiary Guarantee.


                   SECTION 11.13. Waiver.

                   Without in any way limiting the provisions of Section 11.01 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor under its Subsidiary Guarantee, notice or proof of reliance by the Holders upon the Obligations of any Subsidiary Guarantor under its Subsidiary Guarantee, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Company's Obligations under this Indenture or the Notes, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

                   SECTION 11.14. No Obligation To Take Action Against the Company.

                   Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations of the Company under this Indenture or the Notes, or against the Company or any other Person or any assets or properties of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under any Subsidiary Guarantees or under this Indenture.


                   SECTION 11.15. Dealing with the Company and Others.

                   The Holders or the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the Obligations of any Subsidiary Guarantor and without the consent of or notice to any Subsidiary Guarantor, may:

                   (a) grant time, renewals, extensions, compromises, concessions, waivers, releases and discharges to the Company or any other Person;

                   (b) take or abstain from taking security or Collateral from the Company or from perfecting security interests in the Collateral;

                   (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security, including, without limitation, the Collateral, given by the Company or any third party with respect to the Obligations of the Company under, or matters contemplated by, this Indenture or the Notes;

                   (d) accept compromises or arrangements from the Company;

                   (e) apply all monies at any time received from the Company or in respect of the Collateral upon such part of the Obligations of the Company under this Indenture or the Notes as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                   (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any Collateral as the Holders or the Trustee may see fit.


                   SECTION 11.16. Default and Enforcement.

                   If any Subsidiary Guarantor fails to comply with Section
11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee and its Subsidiary Security Agreement of any such Subsidiary Guarantor and such Subsidiary Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Company's Obligations under this Indenture and the Notes.


                   SECTION 11.17. Certain Bankruptcy Events.

                   Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.


                   SECTION 11.18. Amendment, Etc.

                   No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Persons from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.


                   SECTION 11.19. Acknowledgment.

                   Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.


                   SECTION 11.20. Costs and Expenses.

                   Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee or Subsidiary Security Agreement.


                   SECTION 11.21. No Merger or Waiver; Cumulative Remedies.

                   No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege. The rights, remedies, powers and privileges in each Subsidiary Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.


                   SECTION 11.22. Survival of Obligations.

                   Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor, the obligations of each Subsidiary Guarantor under Section 11.01 hereof shall survive the payment in full of the Company's Obligations under this Indenture and the Notes and shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.


                   SECTION 11.23. Subsidiary Guarantee in Addition to Other
                                  Obligations.

                   The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.


                   SECTION 11.24. Severability.

                   Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any jurisdiction.

                   SECTION 11.25. Successors and Assigns.

                   Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                   AGREEMENT TO SUBORDINATE SECURITY INTEREST


                   SECTION 12.01. Subordination of Security Interest.

                   The Company agrees, and each Holder by its acceptance thereof likewise agrees, that the Trustee, on behalf of each Holder, may enter into an Eligible Credit Facility Intercreditor Agreement with the Company and any Lender in connection with an Eligible Credit Facility pursuant to which, among other things, such Lender shall be granted a first priority security interest in certain assets of the Company to the extent of the Indebtedness outstanding under the Eligible Credit Facility; provided, however, that (i) entering into the Eligible Credit Facility at the time the Eligible Credit Facility Intercreditor Agreement is entered into is not prohibited by Section 4.12 and
(ii) the Liens upon any Collateral securing Indebtedness under the Eligible Credit Facility are Permitted Liens, both as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with the execution and delivery of the Eligible Credit Facility Intercreditor Agreement. Notwithstanding the foregoing, the grant of a Lien on such assets pursuant to the terms of an Eligible Credit Facility and the Eligible Credit Facility Intercreditor Agreement shall not, other than as specifically set forth in the Eligible Credit Facility Intercreditor Agreement, adversely affect in any manner whatsoever the Security Interests created by this Indenture, the Notes and the Collateral Agreements.


                   SECTION 12.02. Authorization of Trustee and Collateral Agent.

                   Each Holder by his acceptance thereof authorizes and expressly directs the Trustee and the Collateral Agent on its behalf to take such action as may be necessary or appropriate to effectuate on or after the Issue Date the subordination provided in this Article Twelve and appoints the Trustee and the Collateral Agent his attorney-in-fact for such purpose.


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


                   SECTION 13.01. TIA Controls.

                   If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required to be included by the TIA shall control; provided, however, that this Section 13.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgement by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.


                   SECTION 13.02. Notices.

                   Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                   if to the Company:

                   Discovery Zone, Inc.
                   565 Taxter Road, 5th Floor
                   Elmsford, New York  10523
                   Attn:  Chief Executive Officer
                   Telephone Number:     (914) 345-4500
                   Telecopy Number:      (914) 345-4527

                   with a copy to attn:  General Counsel
                                         Telecopy Number:  (914) 345-4516

                   if to the Trustee:

                   Firstar Bank of Minnesota, N.A.
                   101 East 5th Street
                   St. Paul, Minnesota  55101
                   Attn: Corporate Trust
                   Telephone Number:     (651) 229-2600
                   Telecopy Number:      (651) 229-6415

                   Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                   Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                   Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


                   SECTION 13.03. Communications by Holders with Other Holders.

                   Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).


                   SECTION 13.04. Certificate and Opinion as to Conditions
                                  Precedent.

                   Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

                   (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company and any Subsidiary Guarantor, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company and any Subsidiary Guarantor, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).


                   SECTION 13.05. Statements Required in Certificate or Opinion.

                   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                   (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.


                   SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

                   The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.


                   SECTION 13.07. Legal Holidays.

                   A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Boston, Massachusetts or Fort Lauderdale, Florida or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


                   SECTION 13.08. Governing Law; Jurisdiction; Submission to Venue.

                   THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY CONSENTS TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND THE GUARANTORS AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT ANY RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.


                   SECTION 13.09. No Adverse Interpretation of other Agreements.

                   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or those of any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                   SECTION 13.10. No Recourse Against Others.

                   No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture, any Subsidiary Guarantee, the Registration Rights Agreement or the Collateral Agreements or for any claim based on, in respect of, or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.


                   SECTION 13.11. Successors.

                   All agreements of the Company and any Subsidiary Guarantor in this Indenture and the Notes and under any Subsidiary Guarantee, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


                   SECTION 13.12. Duplicate Originals.

                   All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                   SECTION 13.13. Severability.

                   In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


                   SECTION 13.14. Independence of Covenants.

                   All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                   SECTION 13.15 Table of Contents, Headings, Etc.

                   The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES


                   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                              DISCOVERY ZONE, INC.


                                              By: /s/ Scott W. Bernstein
                                                  ------------------------------
                                                    Name:   Scott W. Bernstein
                                                    Title:  President and Chief
                                                            Executive Officer


Attest: /s/ Robert G. Rooney
        -------------------------------------
         Name:      Robert G. Rooney
         Title:     Senior Vice President and
                    Chief Financial and
                    Administrative Officer


                                              FIRSTAR BANK OF MINNESOTA, N.A.
                                              as Trustee


                                              By: /s/ Frank P. Leslie, III
                                                  ------------------------------
                                                    Name:   Frank P. Leslie, III
                                                    Title:  Vice President


                                              SUBSIDIARY GUARANTORS
                                              ---------------------

                                              DISCOVERY ZONE (CANADA)
                                              LIMITED


                                              By: /s/ Scott W. Bernstein
                                                  ------------------------------
                                                    Name:   Scott W. Bernstein
                                                    Title:  President


Attest: /s/ Robert G. Rooney
        -------------------------------------
         Name:      Robert G. Rooney
         Title:     Vice President

                                              DISCOVERY ZONE (PUERTO RICO),
                                              INC.


                                              By: /s/ Scott W. Bernstein
                                                  ------------------------------
                                                    Name:   Scott W. Bernstein
                                                    Title:  President


Attest: /s/ Robert G. Rooney
        -------------------------------------
           Name:      Robert G. Rooney
           Title:     Vice President


                                              DISCOVERY ZONE LICENSING, INC.


                                              By: /s/ Scott W. Bernstein
                                                  ------------------------------
                                                    Name:   Scott W. Bernstein
                                                    Title:  President


Attest: /s/ Robert G. Rooney
        -------------------------------------
           Name:      Robert G. Rooney
           Title:     Vice President

                                                                       EXHIBIT A
                                                                       ---------


                                  FORM OF NOTE


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH DISCOVERY ZONE, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)(THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND SHALL

BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THIS NOTE IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 17, 1998, BETWEEN THE COMPANY AND JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      THE NOTES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART
OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1000 PRINCIPAL AMOUNT OF 13 1/2% SENIOR COLLATERALIZED NOTES DUE 2002 OF THE COMPANY, SEVENTEEN DETACHABLE WARRANTS ("SERIES A WARRANTS") EACH INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1,769.36825 SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.00017 PER SHARE ("COMMON STOCK") OR 1,769.36825 SHARES OF THE COMPANY'S NON-VOTING COMMON STOCK, PAR VALUE $.00017 PER SHARE ("NON-VOTING COMMON STOCK") AND SEVENTEEN DETACHABLE REDEEMABLE WARRANTS ("SERIES B WARRANTS") EACH INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 780.6036397 SHARES OF THE COMPANY'S COMMON STOCK OR 780.6036397 SHARES OF THE COMPANY'S NON-VOTING COMMON STOCK. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) THE DATE ON WHICH AN EXCHANGE OFFER IS COMMENCED OR A SHELF REGISTRATION STATEMENT BECOMES EFFECTIVE WITH RESPECT TO THE NOTES OR (ii) SUCH EARLIER DATE AS THE INITIAL PURCHASER MAY DESIGNATE, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH THE SERIES A WARRANTS AND THE SERIES B WARRANTS.(1) PRIOR TO THE CLOSE OF BUSINESS ON DECEMBER 31, 1999, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH THE SERIES B WARRANTS.(2)


---------------
(1) To be included on Notes issued prior to the Series A Separability Date.

(2) To be included on Notes issued prior to the Series B Separability Date.

                                                        CUSIP No.:

                              DISCOVERY ZONE, INC.

                   13 1/2% SENIOR COLLATERALIZED NOTE DUE 2002

No.                                                           $

                   Discovery Zone, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ____________________ or registered assigns, the principal sum of ________ Dollars, on May 1, 2002.

                   Interest Payment Dates:    August 1, November 1, February 1
                                              and May 1

                   Record Dates:              July 15, October 15, January 15
                                              and April 15

                   Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers its corporate seal to be affixed hereto or imprinted hereon.

                                              Discovery Zone, Inc.

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

Dated:  _____________, 199__

Certificate of Authentication

                   This is one of the 13 1/2% Senior Collateralized Notes due 2002 referred to in the within-mentioned Indenture.

                                              Firstar Bank of Minnesota, N.A.
                                              as Trustee

Dated: ______________, 199__                  By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                {REVERSE OF NOTE}

                              DISCOVERY ZONE, INC.

                   13 1/2% Senior Collateralized Note due 2002

                   1. Interest. Discovery Zone, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly in arrears on each August 1, November 1, February 1 and May 1 (each an "Interest Payment Date"), commencing August 1, 1998. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or, if no interest has been paid, from July 17, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are the registered Holders as of the close of business on the Record Date immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable both as to principal and to interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by its check payable in such U.S. Legal Tender and mailed to the Holders at their respective registered addresses as set forth in the register of Holders. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest in accordance with Section 2.16 of the Indenture.

                   3. Paying Agent and Registrar. Until otherwise designated by the Company, the Registrar and Paying Agent for the Notes shall be Firstar Bank of Minnesota, N.A., the trustee (the "Trustee") under the Indenture (as defined below), having an address as 101 East 5th Street, St. Paul, Minnesota 55101,
Attention: Corporate Trust. In addition, until otherwise designated by the Company, the Company's office or agency maintained in the Borough of Manhattan, in the City of New York at which the Notes may be presented for payment or for transfer or exchange will be the office of the agent of Firstar Bank of Minnesota, N.A. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                   4. Indenture. The Company issued the Notes under an Indenture, dated as of July 17, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the

Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $20,000,000. Payment on the Notes is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                   5. Redemption.

                   (a) Optional Redemption. Except as described in paragraph (b) of this Section 5, the Notes are not redeemable at the Company's option, at any time prior to August 1, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount at maturity) if redeemed during the twelve-month period commencing on August 1, of the years set forth below through but not including the Maturity Date, plus, in each case, accrued and unpaid interest thereon to the applicable date of redemption:

                       Year           Percentage
                       ----           ----------

                       1999           113.000%
                       2000           108.667%
                       2001           104.333%

                   (b) Optional Redemption Upon Primary Offering. Notwithstanding paragraph (a) of this Section 5, at any time, the Company may, at its option, use the net cash proceeds of a Primary Offering to redeem up to 100% of the original principal amount of the Notes at a redemption price equal to 100% of the principal amount thereof outstanding on the redemption date, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that such redemption shall occur within 30 days of the date of the closing of such Primary Offering.

                   6. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each Holder, at each of such Holder's registered address, whose Notes are to be redeemed. If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that Notes of $1,000 or less may not be redeemed in part.

                   Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such

Notes will be to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

                   7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                   8. Registration Rights. Pursuant to the Registration Rights Agreement updated as of the date of the Indenture among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 13 1/2% Senior Collateralized Notes due 2002, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                   9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Subject to certain provisions in the Indenture, the Registrar or co-Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption. Also the Registrar or co-Registrar need not register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes and ending at the close of business on the day of such mailing.

                   10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

                   11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years (or such sooner period as may be required by applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                   12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                   13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company, the Trustee and with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and, subject to Section 6.07 of the Indenture, noncompliance with any provision of the Indenture or this Note may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal right under the Indenture of any such Holder, or to comply with the requirements of the U.S. Securities and Exchange Commission (the "SEC") in order to effect or maintain the qualification of the Indenture under the TIA. As provided in the Indenture, there shall be no amendment, supplement or waiver without the consent of each Holder of each Note affected thereby with respect to the circumstances enumerated in Section 9.02 therein.

                   14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, issue or sell its Capital Stock, enter into transactions with Affiliates, cause to be effective restrictions affecting Subsidiaries' abilities to pay certain dividends or make certain loans, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                   15. Successors. When a successor assumes, in accordance with the Indenture, all the Obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those Obligations.

                   16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture or the Notes and at the order or direction of any Holders, unless it has received indemnity reasonably satisfactory to it. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except in the case of a Default or Event of Default in payment of principal or interest or a failure to comply with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                   17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as such, with the same rights it would have as if it were not the Trustee.

                   18. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture, the Collateral Agreements, any Subsidiary Guarantee, the Registration Rights Agreement or the New Intercreditor Agreements or for any claim based on, in respect of, or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                   19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                   20. Governing Law. The laws of the State of New York shall govern this Note and the Indenture.

                   21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants-in-common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants-in-common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                   22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                   Requests may be made to: Discovery Zone, Inc., 565 Taxter Road, 5th Floor, Elmsford, New York 10523, Attn: Chief Financial Officer.

                               FORM OF ASSIGNMENT


                   If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                       Signed:
     ------------------              -------------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note. This signature must be guaranteed by the signatory's bank or broker.)



Signature Guarantee:
                     --------------------------

                   In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 17, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   (Check One)

                   (1)  ___  to the Company or a subsidiary thereof; or

                   (2)  ___  pursuant to and in compliance with Rule 144A under the Securities Act; or

                   (3)  ___  to an institutional "accredited investor" (as
                             defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                   (4)  ___  outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

                   (5)  ___  pursuant to the exemption from registration
                             provided by Rule 144 under the Securities Act; or

                   (6)  ___  pursuant to an effective registration statement
                             under the Securities Act; or

                   (7)  ___  pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                       Signed:
      -----------------              -------------------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------





              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                   The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration requirements of the Securities Act provided by Rule 144A thereunder.

Dated:
      -------------------                         ------------------------------
                                                         Executive Officer

                                                  Name:
                                                         -----------------------
                                                  Title:
                                                         -----------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

                   If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                      Section 4.14 [      ]
                      Section 4.15 [      ]

                   If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$________________________


Dated: __________________                 Signature:  _______________________

                                          Tax Identification No.  ___________





Signature Guarantee:
                    ---------------------------------------------------------

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be acknowledged as genuine by the endorser's bank or broker.

                                                                       EXHIBIT B
                                                                       ---------


                                  FORM OF NOTE


          THE NOTES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1000 PRINCIPAL AMOUNT OF 13 1/2% SENIOR COLLATERALIZED NOTES DUE 2002 OF THE COMPANY, SEVENTEEN DETACHABLE WARRANTS ("SERIES A WARRANTS") EACH INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1,769.36825 SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.00017 PER SHARE ("COMMON STOCK") OR 1,769.36825 SHARES OF THE COMPANY'S NON-VOTING COMMON STOCK, PAR VALUE $.00017 PER SHARE ("NON-VOTING COMMON STOCK") AND SEVENTEEN DETACHABLE REDEEMABLE WARRANTS ("SERIES B WARRANTS") EACH INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 780.6036397 SHARES OF THE COMPANY'S COMMON STOCK OR 780.6036397 SHARES OF THE COMPANY'S NON-VOTING COMMON STOCK. PRIOR TO THE CLOSE OF BUSINESS ON DECEMBER 31, 1999, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH THE SERIES B WARRANTS.3
--------
3 To be included on Exchange Notes issued prior to the Series B Separability
  Date.

                                                               CUSIP No.:

                              DISCOVERY ZONE, INC.

              13 1/2% SENIOR COLLATERALIZED NOTE DUE 2002, SERIES B

No.                                                            $

                   Discovery Zone, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ____________________ or registered assigns, the principal sum of _______________ Dollars, on May 1, 2002.

                   Interest Payment Dates:    August 1, November 1, February 1
                                              and May 1

                   Record Dates:              July 15, October 15, January 15
                                              and April 15

                   Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers its corporate seal to be affixed hereto or imprinted hereon.

                                              Discovery Zone, Inc.

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

Dated:  _____________, 199__

Certificate of Authentication

                   This is one of the 13 1/2% Senior Collateralized Notes due 2002, Series B referred to in the within-mentioned Indenture.

                                              Firstar Bank of Minnesota, N.A.
                                              as Trustee

Dated: ______________, 199__                  By:
                                                  ------------------------------
                                                   Name:
                                                   Title:

                                {REVERSE OF NOTE}

                              DISCOVERY ZONE, INC.

              13 1/2% Senior Collateralized Note due 2002, Series B

                   1. Interest. Discovery Zone, Inc., a Delaware corporation (the"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly in arrears on each August 1, November 1, February 1 and May 1 (each an "Interest Payment Date"), commencing August 1, 1998. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or, if no interest has been paid, from July 17, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   2. Method of Payment. On each Interest Payment Date the Company shall pay interest on the Notes to the Persons who are the registered Holders as of the close of business on the Record Date immediately preceding the applicable Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable both as to principal and to interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by its check payable in such U.S. Legal Tender and mailed to the Holders at their respective registered addresses as set forth in the register of Holders. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest in accordance with Section 2.16 of the Indenture.

                   3. Paying Agent and Registrar. Until otherwise designated by the Company, the Registrar and Paying Agent for the Notes shall be Firstar Bank of Minnesota, N.A., the trustee (the "Trustee") under the Indenture (as defined below), having an address as 101 East 5th Street, St. Paul, Minnesota 55101,
Attention: Corporate Trust. In addition, until otherwise designated by the Company, the Company's office or agency maintained in the Borough of Manhattan, in the City of New York at which the Notes may be presented for payment or for transfer or exchange will be the office of the agent of Firstar Bank of Minnesota, N.A. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                   4. Indenture. The Company issued the Notes under an Indenture, dated as of July 17, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the

Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company limited in aggregate principal amount to $20,000,000. Payment on the Notes is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors, pursuant to Section Eleven of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                   5. Redemption.

                   (a) Optional Redemption. Except as described in paragraph (b) of this Section 5, the Notes are not redeemable at the Company's option, at any time prior to August 1, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount at maturity) if redeemed during the twelve-month period commencing on August 1 of the years set forth below through but not including the Maturity Date, plus, in each case, accrued and unpaid interest thereon to the applicable date of redemption:

                   Year           Percentage
                   ----           ----------

                   1999           113.000%
                   2000           108.667%
                   2001           104.333%

                   (b) Optional Redemption Upon Primary Offering. Notwithstanding paragraph (a) of this Section 5, at any time, the Company may, at its option, use the net cash proceeds of a Primary Offering to redeem up to 100% of the original principal amount of the Notes at a redemption price equal to 100% of the principal amount thereof outstanding on the redemption date, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that such redemption shall occur within 30 days of the date of the Closing of such Primary Offering.

                   6. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 15 days but nor more than 60 days before the redemption date to each Holder, at each of such Holder's registered address, whose Notes are to be redeemed. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that Notes of $1,000 or less may not be redeemed in part.

                   Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such

Notes will be to receive payment of the redemption price plus accrued interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

                   7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                   8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar or co-Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. Subject to certain provisions in the Indenture, the Registrar or co-Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption. Also, the Registrar or co-Registrar need not register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes and ending at the close of business on the day of such mailing.

                   9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

                   10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years (or such sooner period as may be imposed by applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                   11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                   12. Amendment: Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented by the Company, the Trustee and with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and, subject to Section 6.07 of the Indenture, noncompliance with any provision of the Indenture or this Note may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal right under the Indenture of any such Holder, or to comply with the requirements of the U.S. Securities and Exchange Commission (the "SEC") in order to effect or maintain the qualification of the Indenture under the TIA. As provided in the Indenture, there shall be no amendment, supplement or waiver without the consent of each Holder of each Note affected thereby with respect to the circumstances enumerated in Section 9.02 therein.

                   13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, issue or sell its Capital Stock, enter into transactions with Affiliates, cause to be effective restrictions affecting Subsidiaries' abilities to pay certain dividends or to make certain loans, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                   14. Successors. When a successor assumes, in accordance with the Indenture, all the Obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those Obligations.

                   15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to exercise any of the rights or powers vested in it by the Indenture or the Notes and at the order or direction of any Holders, unless it has received indemnity reasonably satisfactory to it. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except in the case of a Default or Event of Default in payment of principal or interest or a failure to comply with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                   16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as such, with the same rights it would have as if it were not the Trustee.

                   17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture, the Collateral Agreements, any Subsidiary Guarantee, the Registration Rights Agreement, the Warrant Agreement or the New

Intercreditor Agreements, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                   18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                   19. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture.

                   20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants-in-common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants-in-common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                   21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                   Requests may be made to: Discovery Zone, Inc., 565 Taxter Road, 5th Floor, Elmsford, New York 10523, Attn: Chief Financial Officer.

                               FORM OF ASSIGNMENT


                   If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                       Signed:
                                     -------------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note. This signature must be guaranteed by the signatory's bank or broker.)



Signature Guarantee:
                     --------------------------

                   In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 17, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   (Check One)

                   (1)  ___  to the Company or a subsidiary thereof; or

                   (2)  ___  pursuant to and in compliance with Rule 144A under the Securities Act; or

                   (3)  ___  to an institutional "accredited investor" (as
                             defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                   (4)  ___  outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

                   (5)  ___  pursuant to the exemption from registration
                             provided by Rule 144 under the Securities Act; or

                   (6)  ___  pursuant to an effective registration statement
                             under the Securities Act; or

                   (7)  ___  pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                            Signed:
      -----------------                    -------------------------------------
                                            (Sign exactly as name appears on the
                                            other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------





              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                   The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration requirements of the Securities Act provided by Rule 144A thereunder.

Dated:
       -----------------                          ------------------------------
                                                         Executive Officer

                                                  Name:
                                                         -----------------------
                                                  Title:
                                                         -----------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

                   If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                      Section 4.14 [      ]
                      Section 4.15 [      ]

                   If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$________________________

Dated: __________________                   Signature:  _______________________

                                            Tax Identification No.  ___________




Signature Guarantee:
                    ------------------------------------------------------------


NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be acknowledged as genuine by the endorser's bank or broker.

                                                                       EXHIBIT C
                                                                       ---------


                         FORM OF LEGEND FOR GLOBAL NOTES

                   Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                   THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D
                                                                       ---------


                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                 WITH TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                                                ----------, ----


Firstar Bank of Minnesota, N.A.
101 East 5th Street
St. Paul, Minnesota  55101
Attention:  Corporate Trust



                   Re:      Discovery Zone, Inc. (the "Company")
                            13 1/2% Senior Collateralized Notes
                            due 2002 (the "Notes")
                            ------------------------------------



Ladies and Gentlemen:

                   In connection with our proposed purchase of $____________ aggregate principal amount of the Notes, we confirm that:

                   1. We have received a copy of the Offering Circular (the "Offering Circular"), dated July 9, 1998, relating to the Notes and such other information as we have deemed necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

                   2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 17, 1998 relating to the Notes (the "Indenture"), and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities Act").

                   3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the later of the date of (x) original issue of the Note and (y) the last date on which the Note is owned by the Company or an affiliate of the Company, we will do so only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a Qualified Institutional Buyer ("QIB") (within the meaning of Rule 144A) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (v) pursuant to offers and sales to non-U.S. persons that occur outside of the United States in compliance with Rule 904 of Regulation S under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                   4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974) except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

                   5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company reasonably may require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                   6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and each of the accounts for which we are acting are and is able to bear the economic risk of our or its entire investment, as the case may be, for an indefinite period.

                   7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

                   You, the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

                   This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              Very truly yours,

                                              [Name of Transferee]


                                              By:
                                                  ------------------------------
                                                       Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------


                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                                ----------, ----


Firstar Bank of Minnesota, N.A.
101 East 5th Street
St. Paul, Minnesota  55101
Attention:  Corporate Trust



                   Re:      Discovery Zone, Inc. (the "Company")
                            13 1/2% Senior Collateralized Notes
                            due 2002 (the "Notes")
                            ------------------------------------



Ladies and Gentlemen:

                   In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                   (1) the offer of the Notes was not made to a person in the United States;

                   (2) either: (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf had knowledge that the transaction had been pre-arranged with a buyer in the United States;

                   (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                   (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                   (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                              Very truly yours,

                                              [Name of Transferor]


                                              By:
                                                  ------------------------------
                                                       Authorized Signature

                                                                       EXHIBIT J
                                                                       ---------


            FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE


          For value received, _________________, [a _______________
corporation,] hereby unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Note, whether at maturity acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Note, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Note or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holder and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.


                                            [                           ]



                                            By:
                                                --------------------------------
                                                     Name:
                                                     Title:



Attest:   _____________________

                                                                       EXHIBIT K
                                                                       ---------


                          FORM OF TRADEMARK ASSIGNMENT

                                                                       EXHIBIT L
                                                                       ---------


                       FORM OF SUBSIDIARY PLEDGE AGREEMENT

                                                                       EXHIBIT M
                                                                       ---------


                      FORM OF SUBSIDIARY SECURITY AGREEMENT

                                                                       EXHIBIT N
                                                                       ---------


                           FORM OF LEASEHOLD MORTGAGE

                                                                       EXHIBIT O
                                                                       ---------


                 FORM OF LESSOR'S CONSENT TO LEASEHOLD MORTGAGE

                                 LESSOR CONSENT



                   THIS LESSOR CONSENT (this "Agreement"), dated as of the ____ day of _____________, _____, by and among ________________________ ("Lessor"),
__________________________ ("Lessee"), and [the Collateral Agent, on behalf of the Noteholders] ("Mortgagee").

                   WHEREAS, Lessor is the holder of Lessor's interest and Lessee is the holder of Lessee's interest, respectively, in, to and under the leases and amendments thereof (the "Lease") described on Schedule "A" annexed hereto and made a part hereof, which Lease cover the premises described therein and on Schedule "B" annexed hereto and made a part hereof (the "Premises"), Lessee's estate and interest in the Lease being hereinafter referred to as the "Leasehold Interest"; and

                   WHEREAS, Mortgagee and Lessee have entered into an Indenture dated as of ____________ pursuant to which certain notes of the Lessee were issued to the Noteholders, and were to be secured by, among other things, a lien upon the interest of Lessee under the Lease and upon further condition, among others, that Lessor and Lessee enter into this Agreement.

                   NOW, THEREFORE, for good and valuable consideration, Lessor and Lessee hereby modify and amend the Lease by incorporating the following as a Rider thereto:

                   1. Lessee shall have the right, without Lessor's consent, to mortgage its interest in the Lease to Mortgagee by a "Leasehold Mortgage" (as hereinafter defined).

                   2. If Lessee shall mortgage its Leasehold Interest, then until the same shall be satisfied of record, Lessor agrees that it shall not, without the prior written consent of Mortgagee:

                      (a) amend or modify the Lease;

                      (b) consent to, acquiesce in or accept the termination of the Lease or surrender of all or part of the Premises except pursuant to the exercise by Lessee of an option to purchase or right of first refusal consented to by Mortgagee;

                      (c) consent to the assignment or other transfer of all or part of Lessee's Leasehold Interest;

                      (d) consent to any further encumbrance of Lessee's Leasehold Interest;

                      (e) create or permit any further encumbrance of Lessor's interest in the real property described in Schedule "A".

                   3. If Lessee shall mortgage its Leasehold Interest, and if Mortgagee shall send to Lessor notice of its making a Leasehold Mortgage, then until the same shall be satisfied of record: (a) Mortgagee shall have and be subrogated to any and all rights of Lessee with respect to the curing of any default under the Lease; (b) Lessor shall give to Mortgagee, simultaneously with the serving of the same on Lessee, a copy of each notice or demand ("Notice") which it gives to Lessee, including all Notices of default by Lessee (which shall specify the default), each Notice to be sent to the address designated by Mortgagee, by registered or certified mail, return receipt requested, and the same shall be effective upon receipt by such addressee; (c) Mortgagee shall have the right, but not the obligation, to perform any covenant or agreement under the Lease to be performed by Lessee (including the exercise of renewal or purchase options, if any), and Lessor shall accept such performance by Mortgagee as though the same had been performed by Lessee; (d) Mortgagee shall have the right (but not the obligation) to cure any default by Lessee in the payment of rent and all other charges provided for in the Lease and Lessor shall accept such performance by Mortgagee as though the same had been performed by Lessee; and (e) Lessee may assign its Leasehold Interest to Mortgagee (or its assignee, designee or nominee) without Lessor's consent. Any notice or demand given by Lessor in derogation hereof shall be deemed of no effect.

                   4. In addition to the right to cure defaults granted to Mortgagee in the preceding paragraph, Lessor agrees that it will take no action to effect a termination of the term of the Lease by reason of any default without first giving Mortgagee reasonable time within which either (a) to cure each default if such default can be cured without obtaining possession of the Premises, or (b) to obtain possession of the Premises by Mortgagee (including possession by a receiver) and thereafter to cure such default, if the default be one which can be cured with the exercise of reasonable diligence by Mortgagee upon so obtaining possession, or (c) to institute foreclosure proceedings and to complete such foreclosure, or otherwise to acquire Lessee's interest under the Lease with diligence and without unreasonable delay, in the case of a default which cannot be cured with the exercise of reasonable diligence by Mortgagee after obtaining possession of the Premises. Mortgagee shall not be required to continue such foreclosure proceedings or proceedings to acquire Lessee's interest under the Lease if the default shall be cured by Lessee, and Lessor shall accept such cure by Lessee even if effected after the time provided to Lessor under the Lease for effecting such cure.

                   5. (a) In the event of the termination of the Lease prior to its stated expiration date, or the date of the expiration of any renewal option in the event a renewal option shall have been exercised prior to the date of such termination, Lessor agrees that it will give Mortgagee notice of such termination, will waive its right to accelerate any payments due to it upon a default under the Lease, and will enter into a new lease for the Premises with Mortgagee or, at Mortgagee's option, with an assignee, designee or nominee of Mortgagee for the remainder of the term of the Lease, effective as of the date of such termination, upon the same covenants, agreements, rights, terms, options, provisions and limitations contained in the Lease except for requirements which are no longer applicable or have already been performed, provided i) Mortgagee or its assignee, designee or nominee makes written request upon Lessor for such new lease within thirty (30) days after the giving of such notice of termination and such written request is accompanied by payment to Lessor of all amounts then due to Lessor of which Lessor shall have given Mortgagee notice (provided, however, that Lessee shall not be required to make any payments under any provisions of the Lease), ii) Mortgagee or its assignee, designee or nominee pays or causes to be paid to Lessor at the time of the execution and delivery of such new lease any and all additional sums which would at the time of the execution and delivery thereof be due under the Lease but for such termination, and pays or causes to be paid any and all expenses including reasonable counsel fees, court costs and costs and disbursements incurred by Lessor in connection with any such termination and in connection with the execution and delivery of such new lease, less the net income from the Premises collected by Lessor subsequent to the date of the termination of the Lease and prior to the execution and delivery of such new lease. The provisions contained herein shall survive the termination of the Lease.

                      (b) Lessee covenants and agrees that there shall be no merger of the Lease, or of the Leasehold Interest, or of any interest in any building, building service equipment or other improvement now or hereafter constituting a portion of the Premises, with the fee estate of the owner or owners of the land and other property described in the Lease or with a superior leasehold estate, by reason of the fact that the Lease or the Leasehold Interest or any interest in any such building, equipment of other improvements, may be held by or for the account of any person or persons who shall be the owner or owners of such fee estate or superior leasehold estate in said land and other property, unless and until all persons at the time having an interest in the fee estate or superior leasehold estate in said land and premises and all persons, including Mortgagee, at the time having an interest in the Lease, Leasehold Interest, buildings, equipment and improvements, shall join in a written instrument effecting such merger and shall duly record the same.

                   6. With respect to the rights granted to Lessee to assign or otherwise transfer its interest under the Lease, the granting of the Leasehold Mortgage to Mortgagee shall not cause Mortgagee to be deemed an assignee or transferee of the Lease or of the leasehold estate thereby created so as to require it, as such, to assume the performance of any of the terms, covenants or conditions on the part of Lessee to be performed thereunder, but the purchaser at any sale of the Lease and of the leasehold estate thereby created in any proceedings for the foreclosure of the Leasehold Mortgage, or the assignee or transferee of the Lease and of the leasehold estate thereby created under any instrument of assignment or transfer in lieu of the foreclosure of the Leasehold Mortgage, or the assignee or transferee of the Lease and of the leasehold estate thereby created pursuant to any other right granted to Mortgagee under the Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of the Lease and shall be deemed to have assumed the performance of all of the terms, covenants and conditions on the part of Lessee to be performed thereunder from and after the date of such purchase and assignment.

                   7. If Mortgagee or any purchaser at a foreclosure sale shall acquire Lessee's Leasehold Interest, and cure all defaults of Lessee which affect the Premises and are susceptible of being cured (other than requirements of the Lease which are no longer applicable or have already been performed), then (a) said party shall be entitled to exercise any options or rights contained in the Lease, (b) such other defaults which are not susceptible of being cured by Mortgagee or by such purchaser no longer shall be defaults thereunder, and (c) notwithstanding any provision in the Lease to the contrary, Mortgagee or such purchaser or any of their designees or nominees shall have the further right to assign the Leasehold Interest without Lessor's consent.

                   8. Lessor hereby agrees that any and all liens, distraints and other rights against Lessee's inventory, equipment, machinery, personal property and trade fixtures located at the Premises which Lessor has or may have under applicable law or agreement for the payment of rent and other sums due pursuant to the Lease or otherwise are fully subordinate to Mortgagee's now existing and hereafter arising security interests and liens in such property which secure Lessee's obligations and indebtedness to Mortgagee.

                   9. As used herein, the term "Leasehold Mortgage" shall be deemed to mean that certain recorded mortgage lien on the Leasehold Interest by Mortgagee and any modification of any of the terms thereof, including, without limitation, any supplement, modification, extension, renewal or refinancing of the indebtedness secured thereby or any additional advance secured by the Leasehold Mortgage or any additional Leasehold Mortgage given to secure the same.

                   10. Notwithstanding any provision in the Lease to the contrary, in the event of any casualty to or condemnation of the Premises or any portion thereof, Mortgagee shall be entitled to receive insurance proceeds and/or condemnation awards otherwise payable to Lessee and shall have the right (but not the obligation except as provided in the next sentence) to restore the Premises. In addition, if Mortgagee (by reason of its acquiring Lessee's Leasehold Interest) shall be obligated under the Lease to restore the Premises in such event, then such obligation shall be limited to the amount of such proceeds or award.

                   11. Lessor represents that Lessor (i) is the owner of record of the Premises and (ii) has the necessary power and authority to execute this Lease Amendment and has obtained all the consents or approvals of any party necessary to effectuate the terms of this Lease Amendment.

                   12. Except as herein set forth, the Lease shall remain in full force and effect.

                   13. The rights accorded to Mortgagee hereunder shall bind and inure to the benefit of its successors, assignees, nominees and designees.

                   14. Lessor and Lessee each represent and warrant to Mortgagee, its successors and/or assigns, that:

                      (a) The Lease i) sets forth the entire agreement between Lessor and Lessee with respect to the Premises, ii) is in full force and effect, and iii) has not been amended or modified except for the amendment and modifications, if any, described in Schedule "A" attached hereto.

                      (b) There are no defaults under the Lease and no event has occurred which, with the giving of notice, lapse of time, or both, would constitute a default under the Lease, or if any such default or state of fact exists the same is hereby waived.

                      (c) All rent payable under the Lease has been paid through
--------------.

                   15. Lessor hereby confirms that this Agreement constitutes notice from Mortgagee that Mortgagee is the holder of a Leasehold Mortgage. Any notice or communication necessary or desirable to be sent under the Lease or this Agreement to Mortgagee shall be sent by registered or certified mail, postage prepaid, return receipt requested to ______________________________ or such other addresses and to such other persons as Mortgagee may designate from time to time by written notice to Lessor.

                   16. Any notice or communication necessary or desirable to be sent under the Lease to Lessor and Lessee shall be sent in accordance with the terms of the Lease to the following addresses:

                      (a)   If to Lessor:

                                   _____________________________

                                   _____________________________

                                   _____________________________

                                   _____________________________

                      (b) If to Lessee:

                                   _____________________________

                                   _____________________________

                                   _____________________________

                                   _____________________________

                   17. In the event of any conflict or inconsistency between the terms of the Lease and this Agreement, the terms of this Agreement shall govern and be binding.

                   IN WITNESS WHEREOF, the parties hereto have executed this Lessor Consent as of the day and year first above written.

WITNESS/ATTEST                               LESSOR



By:______________________                    By:___________________________
                                             Name:_________________________
                                             Title:________________________



                                             LESSEE



_________________________                    By:___________________________
                                             Name:_________________________
                                             Title:________________________



                                             MORTGAGEE



_________________________                    By:___________________________
                                             Name:_________________________
                                             Title:________________________





                               [ACKNOWLEDGEMENTS]

                                  SCHEDULE "A"


                            DESCRIPTION OF THE LEASE

                                  SCHEDULE "B"


                           DESCRIPTION OF THE PREMISES

                                                                       EXHIBIT P
                                                                       ---------


                         FORM OF SUBORDINATION AGREEMENT

                                                                SCHEDULE 4.25(a)
                                                                ----------------


                   REAL PROPERTIES OWNED IN FEE BY THE COMPANY